                    SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549




                                FORM 8-K

                              CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report: (Date of Earliest Event Reported):  December 14, 2000
                                                      (November 22, 2000)





                              CRIIMI MAE INC.
        (Exact name of registrant as specified in its charter)

        Maryland                   1-10360                 52-1622022
(State or other jurisdiction     (Commission             (I.R.S. Employer
    of incorporation)             File Number)          Identification No.)






                            11200 Rockville Pike
                        Rockville, Maryland  20852
  (Address of principal executive offices, including zip code, of Registrant)

                              (301) 816-2300
               (Registrant's telephone number, including area code)

Item 5.  Other Events

     Attached as exhibits to this Current Report on Form 8-K are (1) the Amended Praecipe, dated December 8, 2000, filing the Third Amended Joint Plan of Reorganization (as amended and supplemented by praecipes filed with the Bankruptcy Court (as defined below) on July 13, 14, 21 and November 22, 2000, the "Plan") of CRIIMI MAE Inc., CRIIMI MAE Holdings II, L.P. and CRIIMI MAE Management, Inc. (collectively, the "Debtors"), as confirmed by the United States Bankruptcy Court for the District of Maryland, Greenbelt Division (the "Bankruptcy Court") on November 22, 2000; (2) the Order entered by the Bankruptcy Court on November 22, 2000 confirming the Debtors' Plan; and (3) a press release issued by the CRIIMI MAE Inc. on November 27, 2000 announcing the Bankruptcy Court's confirmation of the Debtors' Plan.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

The following exhibits are filed as a part of this Current Report on Form 8-K:

(c)      Exhibit

     2.1 Amended Praecipe, dated December 8, 2000, filing Debtors' Plan as confirmed by the Bankruptcy Court on November 22, 2000.

     99.1 Order entered on November 22, 2000 by the Bankruptcy Court confirming the Debtors' Plan.

     99.2 Press release issued by the CRIIMI MAE Inc. on November 27, 2000 announcing the Bankruptcy Court's confirmation of the Plan

                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             CRIIMI MAE Inc.



Dated:  December 14, 2000   /s/
                           -----------------------------------------
                           William B. Dockser, Chairman of the Board

                              EXHIBIT INDEX

Exhibit
No.                            Description
-------------------------------------------------------------------------------

*2.1

*99.1

*99.2






*Filed herewith.

EXHIBIT 2.1



                    IN THE UNITED STATES BANKRUPTCY COURT
                        FOR THE DISTRICT OF MARYLAND
                             Greenbelt Division



                                             )
                                             )
In re                                        )
                                             )
CRIIMI MAE Inc., et al.,                     )        Chapter 11
                                             )        Case Nos. 98-2-3115(DK)
                      Debtors.               )        through 98-2-3117(DK)
                                             )        (Jointly Administered)
                                             )


     AMENDED PRAECIPE FILING DEBTORS' THIRD AMENDED JOINT PLAN OF REORGANIZATION AS CONFIRMED ON NOVEMBER 22, 2000

     In accordance with the Order Confirming Debtors' Third Amended Joint Plan of Reorganization entered on November 22, 2000 (the "Confirmation Order"), CRIIMI MAE Inc. ("CMI"), CRIIMI MAE Holdings II, L.P. ("Holdings") and CRIIMI MAE Management, Inc. ("Management") (collectively, the "Debtors") and the Official Committee of Equity Security Holders of CMI (the "Equity Committee"), by and through their undersigned counsel, hereby file this Amended Praecipe Filing Debtors' Third Amended Joint Plan of Reorganization as Confirmed on November 22, 2000 (the "Plan").

     This Amended Praecipe amends and supersedes the Praecipe filed herein on December 6, 2000 (the "December 6 Praecipe") because Exhibit 1 to the December 6 Praecipe inadvertently omitted the exhibits to the Plan. Exhibit 1 hereto is the complete

Plan and all  exhibits  thereto as confirmed by this Court on November
22, 2000,  including  modifications  approved in the Confirmation  Order. Dated:
December ___, 2000. VENABLE, BAETJER AND AKIN, GUMP, STRAUSS, HOWARD, LLP HAUER & FELD, L.L.P.

By:__________________________                     By:_______________________
     Richard L. Wasserman                            Stanley J. Samorajczyk
     Federal Bar No. 02784                           Federal Bar No. 03113
     Carrie B. Weinfeld                              1333 New Hampshire Ave., NW
     Federal Bar No. 25365                           Washington, D.C.  20036
     1800 Mercantile Bank and       Trust Building   (202) 887-4000
     Two Hopkins Plaza
     Baltimore, Maryland 21201                 Co-Counsel for CRIIMI MAE Inc.
     (410) 244-7400                            and CRIIMI MAE Holdings II, L.P.,
                                               Debtors-in-Possession
     Co-Counsel for CRIIMI MAE Inc.
     and CRIIMI MAE Holdings II, L.P.,
     Debtors-in-Possession

SHULMAN, ROGERS, GANDAL,                    COVINGTON & BURLING
   PORDY & ECKER, P.A.


By:______________________________           By:___________________________
      Morton A. Faller                         Michael St. Patrick Baxter
      Federal Bar No. 01488                    Federal Bar No. 09694
      11921 Rockville Pike                     Dennis B. Auerbach
      Third Floor                              Federal Bar No. 09290
      Rockville, MD 20852-2753                 1201 Pennsylvania Avenue, N.W.
      (301) 231-0928                           Washington, D.C. 20044
                                               (202) 662-6000
       Counsel for CRIIMI MAE
       Management, Inc.,                     Counsel for the Official Committee
       Debtor-in-Possession                  of Equity Security Holders of
                                             CRIIMI MAE Inc.

                            CERTIFICATE OF SERVICE


     I HEREBY CERTIFY that on this _____ day of December, 2000, copies of the Praecipe Filing Debtors' Third Amended Joint Plan of Reorganization as Confirmed on November 22, 2000 were sent via first-class mail, postage prepaid, to the persons on the attached service list.



                                                     __________________________
                                                      Carrie B. Weinfeld

Exhibit 99.1

               DEBTORS' THIRD AMENDED JOINT PLAN OF REORGANIZATION
                         AS CONFIRMED ON NOVEMBER 22, 2000













                                   Exhibit 1

                        UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF MARYLAND
                               Greenbelt Division

                                                    )
                                                    )
In re                                               )
                                                    )
CRIIMI MAE Inc., et al.,                   )        Chapter 11
                                               )        Case Nos. 98-2-3115(DK)
                      Debtors.                 )        through 98-2-3117(DK)
                                               )        (Jointly Administered)
                                               )




               DEBTORS' THIRD AMENDED JOINT PLAN OF REORGANIZATION



VENABLE, BAETJER AND HOWARD, LLP                AKIN, GUMP, STRAUSS, HAUER
Richard L. Wasserman                             & FELD, L.L.P.
Gregory A. Cross                                Stanley J. Samorajczyk, P.C.
1800 Mercantile Bank and Trust Building         Michael S. Stamer
Two Hopkins Plaza                               1333 New Hampshire Avenue, N.W.
Baltimore, Maryland 21201                       Washington, D.C. 20036
(410) 244-7400                                  (202) 887-4000

Co-Counsel to CRIIMI MAE Inc.                   Co-Counsel to CRIIMI MAE Inc.
and CRIIMI MAE Holdings II, L.P.                and CRIIMI MAE Holdings II, L.P.

SHULMAN, ROGERS, GANDAL,                        COVINGTON & BURLING
 PORDY & ECKER, P.A.                            Michael St. Patrick Baxter
Morton A. Faller                                Dennis B. Auerbach
11921 Rockville Pike                            1201 Pennsylvania Avenue, N.W.
Third Floor                                     Washington, D.C. 20044
Rockville, MD 20852-2753                        (202) 662-6000
(301) 231-0928

Counsel to CRIIMI MAE Management, Inc.          Counsel to the Official
                                                Committee of Equity Security
                                                Holders of CRIIMI MAE Inc.,
                                                Co-Proponents of the Plan
Dated:   Rockville, Maryland
         July 21, 2000
         (as amended November 22, 2000)

                                TABLE OF CONTENTS



                                                                           Page

I.      INTRODUCTION .....................................................   2
II.     DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTION ............   2
        A.   Definitions .................................................   2
              1.  Administrative Claim ...................................   2
              2.  Allowed Claim or Allowed Interest ......................   2
              3.  Allowed Class . Claim ..................................   3
              4.  Allowed Class . Interest ...............................   3
              5.  Allowed Class A1 CMO-IV Claim ..........................   3
              6.  Bankruptcy Code ........................................   3
              7.  Bankruptcy Court .......................................   3
              8.  Bankruptcy Rules .......................................   3
              9.  Business Day ...........................................   3
             10.  Cash ...................................................   4
             11.  Claim...................................................   4
             12.  Class ..................................................   4
             13.  Class A1 Cash Payment ..................................   4
             14.  Class A9/A10 Cash Payment ..............................   4
             15.  Class A9/A10 Note A ....................................   4
             16.  Class A9/A10 Note B ....................................   4
             17.  Class A9/A10 Notes .....................................   4
             18.  Clearing Systems .......................................   4
             19.  Clerk ..................................................   4
             20.  CMBS Sale Portfolio ....................................   4
             21.  CMI ....................................................   4
             22.  CMI Common Stock .......................................   4
             23.  CMI Creditors' Committee ...............................   4
             24.  CMI Equity Committee ...................................   5
             25.  CMI General Unsecured Claims ...........................   5
             26.  CMM ....................................................   5
             27.  CMM General Unsecured Claims ...........................   5
             28.  CMO-IV Additional Collateral ...........................   5
             29.  CMO-IV Bonds ...........................................   5
             30.  CMSLP ..................................................   5
             31.  Committees .............................................   5
             32.  Company ................................................   5
             33.  Confirmation ...........................................   5
             34.  Confirmation Date ......................................   5
             35.  Confirmation Hearing ...................................   5
             36.  Confirmation Order .....................................   5
             37.  Co-Proponent ...........................................   5
             38.  Debtor Releasees .......................................   5

             39.  Debtors ................................................   6
             40.  Debtors in Possession ..................................   6
             41.  Disbursing Agent .......................................   6
             42.  Disclosure Statement ...................................   6
             43.  Disputed Claim .........................................   6
             44.  Disputed Interest ......................................   6
             45.  Distribution Record Date ...............................   6
             46.  Docket .................................................   6
             47.  DTC ....................................................   6
             48.  Effective Date .........................................   6
             49.  Eligible Institution ...................................   6
             50.  Employee Claims ........................................   6
             51.  Estates ................................................   6
             52.  File, Filed or Filing ..................................   7
             53.  Final Order ............................................   7
             54.  Former Series C Preferred Stock.........................   7
             55.  Freddie Mac ............................................   7
             56.  Freddie Mac Agreement ..................................   7
             57.  GACC ...................................................   7
             58.  Guarantee Claims .......................................   7
             59.  Holder .................................................   7
             60.  Holdings ...............................................   7
             61.  Holdings General Unsecured Claims ......................   7
             62.  Impaired ...............................................   7
             63.  Indemnitees ............................................   7
             64.  Indenture Trustee ......................................   8
             65.  Instrument .............................................   8
             66.  Insurance Proceeds .....................................   8
             67.  Intercompany Claims ....................................   8
             68.  Interest ...............................................   8
             69   Letter of Transmittal ..................................   8
             70.  LIBOR ..................................................   8
             71.  Local Bankruptcy Rules .................................   8
             72.  Merrill ................................................   8
             73.  New Debt ...............................................   8
             74.  New Equity .............................................   8
             75.  New Securities .........................................   8
             76.  Old CMI Preferred Stock ................................   8
             77.  Old Securities .........................................   8
             78.  Old Senior Note Claims .................................   9
             79.  Old Senior Notes .......................................   9
             80.  Old Series D Preferred Stock ...........................   9
             81.  Order ..................................................   9
             82.  Other Secured Claim ....................................   9
             83.  Person .................................................   9
             84.  Petition Date ..........................................   9

             85.  Plan ...................................................   9
             86.  Plan Interest ..........................................   9
             87.  Plan Rate ..............................................   9
             88.  Post-Petition Tax Claims ...............................   9
             89.  Priority Claim .........................................  10
             90.  Priority Tax Claim .....................................  10
             91.  Pro Rata ...............................................  10
             92.  Recapitalization Financing .............................  10
             93.  Reorganization Cases ...................................  10
             94.  Reorganized CMI ........................................  10
             95.  Reorganized CMI Articles of Incorporation ..............  10
             96.  Reorganized CMI Bylaws .................................  10
             97.  Reorganized CMM ........................................  10
             98.  Reorganized CMM Articles of Incorporation ..............  10
             99.  Reorganized CMM Bylaws .................................  10
           100.   Reorganized Debtors ....................................  10
           101.   Reorganized Holdings ...................................  10
           102.   Second Amended and Restated Stock Option Plan ..........  11
           103.   Secured Claim ..........................................  11
           104.   Securities Claim .......................................  11
           105.   Series B Prefererred Stock .............................  11
           106.   Series E Prefererred Stock .............................  11
           107.   Series F Dividend Preferred Stock ......................  11
           108.   Stock Options ..........................................  11
           109.   Tendered Certificates ..................................  11
           110.   Tort Claim .............................................  11
           111.   UCC ....................................................  11
           112.   Unimpaired .............................................  11
           113.   Unsecured Claim ........................................  11
           114.   Voting Record Date .....................................  12
        B.   Interpretation and Computation of Time ......................  12
             1.   Defined Terms ..........................................  12
             2.   Rules of Interpretation ................................  12
             3.   Time Periods ...........................................  12
III.    DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS ...................  12
        A.   CMI Classes .................................................  13
        B.   CMM Classes .................................................  16
        C.   Holdings Classes ............................................  17
IV.     GENERAL PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS .........  17
        A.   Unclassified Claims .........................................  17
             1.   Administrative Claims ..................................  17
                  a.    General ..........................................  17
                  b.    Payment of Statutory Fees ........................  18
             2.   Priority Tax Claims ....................................  18
             3.   Bar Date for Administrative Claims .....................  18
                  a.    General Provisions ...............................  18

                  b.    Professionals ....................................  19
                  c.    Ordinary Course Liabilities ......................  19
                  d.    Tax Claims .......................................  20
        B.   Identification of Classes of Claims and Interests Impaired and Not
             Impaired by the Plan ........................................  20
             1.   Claims Against and Interests in CMI ....................  20
             2.   Claims Against and Interests in CMM ....................  20
             3.   Claims Against and Interests in Holdings ...............  20
        C.   Treatment of Claims Against and Interests in CMI ............  20
             1.   Class A1 (Citicorp Secured Claims) .....................  20
             2.   Class A2 (First Union Secured Claim) ...................  20
             3.   Class A3 (GACC Secured Claim) ..........................  21
             4.   Class A4 (Lehman Secured Claim) ........................  21
             5.   Class A5 (Merrill Secured Claim) .......................  21
             6.   Class A6 (Morgan Stanley Secured Claim) ................  21
             7.   Class A7 (Other Secured Claims) ........................  21
             8.   Class A8 (Priority Claims) .............................  21
             9.   Class A9 (Old Senior Note Claims) ......................  21
             10.  Class A10 (CMI General Unsecured Claims) ...............  22
             11.  Class A11 (Guarantee Claims) ...........................  22
             12.  Class A12 (Freddie Mac Claims) .........................  22
             13.  Class A13 (Intercompany Claims) ........................  22
             14.  Class A14 (Series B Preferred Stock) ...................  22
             15.  Class A15 (Series B Preferred Stock Securities Claims) .  23
             16.  Class A16 (Former Series C Preferred Stock) ............  23
             17.  Class A17 (Former Series C Preferred Stock Securities
                  Claims) ................................................  23
             18.  Class A18 (Old Series D Preferred Stock) ...............  23
             19.  Class A19 (Old Series D Preferred Stock Securities Claim) 24
             20.  Class A20 (Series F Dividend Preferred Stock) ..........  24
             21.  Class A21 (CMI Common Stock) ...........................  24
             22.  Class A22 (Stock Options) ..............................  24
             23.  Class A23 (CMI Common Stock Securities Claims) .........  24
        D.   Treatment of Claims Against and Interests in CMM ............  25
             1.   Class B1 (First Union Secured Claims) ..................  25
             2.   Class B2 (Other Secured Claims) ........................  25
             3.   Class B3 (Priority Claims) .............................  25
             4.   Class B4 (Guarantee Claims) ............................  25
             5.   Class B5 (CMM General Unsecured Claims) ................  25
             6.   Class B6 (Intercompany Claims) .........................  25
             7.   Class B7 (CMI's Interests in CMM) ......................  26
        E.   Treatment of Claims Against and Interests in Holdings .......  26
             1.   Class C1 (Citicorp Secured Claims) .....................  26
             2.   Class C2 (Other Secured Claims) ........................  26
             3.   Class C3 (Priority Claims) .............................  26
             4.   Class C4 (Guarantee Claims) ............................  26
             5.   Class C5 (Holdings General Unsecured Claims) ...........  26

             6.   Class C6 (Intercompany Claims) .........................  26
             7.   Class C7 (Interests in Holdings) .......................  27
        F.   Modification of Treatment of Claims .........................  27
V.      DISTRIBUTIONS UNDER THE PLAN .....................................  27
        A.   Disbursing Agent ............................................  27
        B.   Timing of Distributions .....................................  27
        C.   Methods of Distributions ....................................  27
             1.   Cash Payments ..........................................  27
             2.   Compliance with Tax Requirements .......................  28
        D.   Distribution Record Date ....................................  28
        E.   Surrender of Cancelled Old Securities and Exchange of Old
             Securities for New Securities ...............................  28
             1.   Tender of Old Securities ...............................  28
                  a.  Old Securities Held in Book-Entry Form .............  29
                  b.  Old Securities in Physical, Registered, Certificated
                      Form ...............................................  29
             2.   Delivery of New Securities in Exchange for Old Securities 29
             3.   Special Procedures for Lost, Stolen, Mutiliated or Destroyed
                  Instruments ............................................  30
             4.   Failure to Surrender Cancelled Instrument ..............  30
        F. Release of Security Interests in or Other Claims to or against Assets or Property of the Reorganized Debtors by Creditors Paid
             Pursuant to the Plan ........................................  31
        G.   Delivery of Distributions; Undeliverable or Unclaimed
             Distributions ...............................................  31
        H.   Procedures for Treating Disputed Claims Under Plan of
             Reorganization ..............................................  32
             1.   Disputed Claims ........................................  32
                  a.  Process ............................................  32
                  b.  Tort Claims ........................................  32
             2.   Objections to Claims and Interests .....................  33
             3.   Professional Claims ....................................  33
             4.   No Distributions Pending Allowance .....................  33
             5.   Distributions on Account of Disputed Claims and Interests
                  Once They are Allowed ..................................  33
        I.   Setoffs .....................................................  33
VI.     INDIVIDUAL HOLDER PROOFS OF INTEREST .............................  34
VII.    TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES ............  34
        A.   Assumptions .................................................  34
        B.   Cure of Defaults in Connection with Assumption ..............  34
        C.   Rejections ..................................................  34
        D.   Bar Date for Rejection Damages ..............................  35
VIII.   ACCEPTANCE OR REJECTION OF THE PLAN ..............................  35
        A.   Voting Classes ..............................................  35
        B.   Presumed Acceptances of Plan ................................  35
        C.   Confirmability of Plan and Cramdown .........................  35
IX.     MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN ...............  36
        A.   Corporate Structure .........................................  36
        B.   Corporate Action ............................................  36

             1.   Cancellation of Old Securities and Related Agreements ..  36
             2.   Articles of Incorporation and Bylaws for Reorganized CMI  36
             3.   Articles of Incorporation and Bylaws for Reorganized CMM  37
             4.   Directors and Management of Reorganized CMI ............  37
             5.   Directors and Management of Reorganized CMM and
                  Reorganized Holdings ...................................  37
             6.   No Further Corporate Action ............................  38
        C.   Implementation ..............................................  38
        D.   Effectuating Documents and Actions ..........................  38
        E.   Term of Injunctions or Stays ................................  38
        F.   No Interest; Disallowance of Penalties and Premiums .........  38
        G.   Retiree Benefits ............................................  39
        H.   Recapitalization Financing Including Issuance of New
             Securities ..................................................  39
        I.   Sale of the CMBS Sale Portfolio .............................  39
        J.   Potential New Equity Investment and Rights Offering .........  39
        K.   Second Amended and Restated Stock Option Plan ...............  40
        L.   Affiliate Reorganization.....................................  41
X.      CONFIRMATION AND EFFECTIVE DATE CONDITIONS .......................  41
        A.   Conditions to Confirmation ..................................  41
        B.   Conditions to Effective Date ................................  42
XI.     EFFECTS OF PLAN CONFIRMATION .....................................  42
        A.   Discharge of Debtors and Injunction .........................  42
        B.   Limitation of Liability .....................................  43
        C.   Releases ....................................................  43
        D.   Indemnification .............................................  44
        E.   Vesting of Assets ...........................................  45
        F.   Preservation of Causes of Action ............................  46
        G.   Retention of Bankruptcy Court Jurisdiction ..................  46
        H.   Failure of Bankruptcy Court to Exercise Jurisdiction ........  48
        I.   Committees ..................................................  48
XII.    MISCELLANEOUS PROVISIONS .........................................  48
        A.   Final Order .................................................  48
        B.   Modification of the Plan ....................................  48
        C.   Revocation of the Plan ......................................  49
        D.   Application of Section 1145 of the Bankruptcy Code and Federal
             Securities Laws .............................................  49
        E.   Application of Section 1146(c) of the Bankruptcy Code .......  49
        F.   Successors and Assigns ......................................  50
        G.   Saturday, Sunday or Legal Holiday ...........................  50
        H.   Committee Action ............................................  50
        I.   Post-Effective Date Effect of Evidences of Claims or
             Interests ...................................................  50
        J.   Governing Law ...............................................  50
        K.   No Liability for Solicitation or Participation ..............  50
        L.   Severability of CMM Provisions ..............................  51
        M.   No Admissions or Waiver of Objections........................  51

                                I. INTRODUCTION

     CRIIMI MAE Inc. (defined herein as "CMI") and its affiliates CRIIMI MAE Holdings II L.P. (defined herein as "Holdings") and CRIIMI MAE Management, Inc. (defined herein as "CMM", and collectively with CMI and Holdings, the "Debtors") hereby propose this Third Amended Joint Plan of Reorganization (defined herein as this "Plan") for the resolution of the Debtors' outstanding creditor claims and equity interests and request confirmation of the Plan pursuant to Section 1129 of the Bankruptcy Code. The Official Committee of Equity Security Holders of CMI (defined herein as the "CMI Equity Committee" joins the Debtors as a Co-Proponent of this Plan.

     All Holders of Claims and Interests are encouraged to read the Plan and the accompanying Disclosure Statement.

     No materials, other than the accompanying Disclosure Statement and any exhibits and schedules attached thereto or referenced therein, have been approved by the Debtors for use in soliciting acceptances or rejections of the Plan.

           II. DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTION

A.       Definitions.


     In addition to such other terms as are defined in other sections of the Plan, the following terms (which appear in the Plan as capitalized terms) have the following meanings as used in the Plan:

     1. "ADMINISTRATIVE CLAIM" means a Claim for payment of an administrative expense of a kind specified in Section 503(b) of the Bankruptcy Code and referred to in Section 507 (a) (1) of the Bankruptcy Code, including, without limitation, the actual and necessary costs and expenses incurred after the commencement of the Reorganization Cases of preserving the estate or operating the business of any of the Debtors (including wages, salaries and commissions for services), loans and advances to any of the Debtors made after the Petition Date, compensation for legal and other services and reimbursement of expenses awarded or allowed under Section 330(a) or 331 of the Bankruptcy Code, and all fees and charges against the estate under Section 1930 of title 28, United States Code.

     2. "ALLOWED CLAIM" or "ALLOWED INTEREST" means a Claim against or Interest in the Debtors:

     (1) to the extent that a proof of such Claim or Interest was timely Filed and served upon the Debtors and no objection to the Claim or Interest, or motion to estimate the Claim or Interest for purposes of allowance (as used hereinafter, the word "objection" shall include a motion to estimate for purposes of allowance), is Filed within the time fixed by the Bankruptcy Court for such objections; or

     (2) to the extent that a proof of such Claim or Interest is deemed Filed under applicable law or pursuant to a Final Order of the Bankruptcy Court (including, but not limited to, any Claim or Interest listed on the Debtors' schedules, not scheduled as contingent, unliquidated or disputed, and not superseded by a timely-filed proof of Claim or Interest) and no objection to the Claim or Interest is Filed within the time fixed by the Bankruptcy Court for such objections; or

     (3) that is allowed pursuant to this Plan; or

     (4) to the extent that a proof of such Claim or Interest is allowed pursuant to the following sentence of this definition.

     If an objection to a proof of Claim or Interest is Filed within the time fixed by the Bankruptcy Court, the Claim or Interest shall be Allowed to the extent of:

     (1) any amount of such Claim or Interest to which no  objection  was Filed;
and

     (2) any amount otherwise authorized by Final Order or the Plan.


"ALLOWED ADMINISTRATIVE CLAIM," "ALLOWED PRIORITY TAX CLAIM," "ALLOWED SECURED CLAIM" and "ALLOWED UNSECURED CLAIM" have correlative meanings.

     3. "ALLOWED CLASS ... CLAIM" means an Allowed Claim in the particular Class described.

     4. "ALLOWED CLASS ... INTEREST" means an Allowed Interest in the particular Class described.

     5. "ALLOWED CLASS A1 CMO-IV CLAIM" means the Allowed Secured Claim of the Holder of the Allowed Class A1 Claim with respect to the CMO-IV Bonds.

     6. "BANKRUPTCY CODE" means title 11 of the United States Code, as now in effect or hereafter amended if such amendments are made applicable to the Reorganization Cases.

     7. "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Maryland, at Greenbelt, or such other court or adjunct thereof that exercises jurisdiction over the Reorganization Cases.

     8. "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure, as applicable from time to time in the Reorganization Cases.

     9. "BUSINESS DAY" means any day other than a Saturday, a Sunday or a "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

     10. "CASH" means lawful currency of the United States, a certified check, a cashier's check or a wire transfer of immediately available funds from any source, or a check drawn on a domestic bank from Reorganized CMI, Reorganized CMM, Reorganized Holdings or other Person making any distribution under this Plan.

     11. "CLAIM" means a claim against any of the Debtors, whether or not asserted or allowed, as defined in Section 101(5) of the Bankruptcy Code, including, without limitation, Administrative Claims.

     12. "CLASS" means a class of Claims or Interests designated pursuant to the Plan.

     13. "CLASS A1 CASH PAYMENT" means a payment in Cash on the Effective Date to the Holder of the Allowed Class A1 Claim with respect to the CMO-IV Bonds in the amount of $4.5 million.

     14. "CLASS A9/A10 CASH PAYMENT" means the Cash payment to be made on the Effective Date by CMI to Holders of Allowed Class A9 and A10 Claims as described in Exhibit 2 hereto.

     15. "CLASS A9/A10 NOTE A" means one of a series of notes, governed by an indenture, to be issued by CMI to Holders of Allowed Class A9 and Allowed Class A10 Claims as described in Exhibit 2 hereto.

     16. "CLASS A9/A10 NOTE B" means one of a series of notes, governed by an indenture, to be issued by CMI to Holders of Allowed Class A9 and Allowed Class A10 Claims as described in Exhibit 2 hereto.

     17. "CLASS A9/A10 NOTES" means collectively the Class A9/A10 Note A's and Class A9/A10 Note B's.

     18. "CLEARING SYSTEMS" means DTC or any similar clearing system.

     19. "CLERK" means the Clerk of the Bankruptcy Court.

     20. "CMBS SALE PORTFOLIO" means those commercial mortgage-backed securities and any other assets identified on a schedule to be provided to the Bankruptcy Court at or before the Confirmation Hearing setting forth those commercial mortgage-backed securities and other assets to be sold as part of funding this Plan.

     21. "CMI" means CRIIMI MAE Inc., a Maryland corporation.

     22. "CMI COMMON STOCK" means the common stock of CMI, par value $.01 per share.

     23. "CMI CREDITORS' COMMITTEE" means the Official Committee of Unsecured Creditors of CMI appointed by the United States Trustee.

     24. "CMI EQUITY COMMITTEE" means the Official Committee of Equity Security Holders of CMI appointed by the United States Trustee.

     25. "CMI GENERAL UNSECURED CLAIMS" means all Allowed Unsecured Claims against CMI other than Claims against CMI of Holders of Old Senior Notes, Unsecured Claims (if any) in Classes A8, A9, A11, A12, A13, A15, A17, A19 and A23 as provided hereinafter, Administrative Claims against CMI and Priority Tax Claims against CMI.

     26. "CMM" means CRIIMI MAE Management, Inc., a Maryland corporation and wholly-owned subsidiary of CMI.

     27. "CMM GENERAL UNSECURED CLAIMS" means all Allowed Unsecured Claims against CMM other than Unsecured Claims (if any) in Classes B3, B4 and B6 as provided hereinafter, Administrative Claims against CMM and Priority Tax Claims against CMM.

     28. "CMO-IV ADDITIONAL COLLATERAL" means the following bonds and owner trust certificates owned by the Company: CMM 1998-1, Classes K, P, XS and R.

     29. "CMO-IV BONDS" means the following bonds owned by the Company: CMM 1998-1, Classes X/IO, F, G, H and J.

     30. "CMSLP" means CRIIMI MAE Services Limited Partnership, a Maryland limited partnership.

     31. "COMMITTEES" means any statutory committees of creditors or equity interest holders of the Debtors appointed by the United States Trustee pursuant to Section 1102 of the Bankruptcy Code.

     32. "COMPANY" means CMI and its consolidated subsidiaries.

     33. "CONFIRMATION" means the entry by the Bankruptcy Court of the Confirmation Order.

     34. "CONFIRMATION DATE" means the date on which the Clerk enters the Confirmation Order on the Docket.

     35. "CONFIRMATION HEARING" means the hearing on confirmation of this Plan.

     36. "CONFIRMATION ORDER" means the Order of the Bankruptcy Court confirming this Plan under Section 1129 of the Bankruptcy Code.

     37. "CO-PROPONENT" means the CMI Equity Committee as a Co-Proponent of this Plan with the Debtors.

     38.  "DEBTOR  RELEASEES"  shall have the  meaning  ascribed to such term in
Section XI.C of this Plan.

     39. "DEBTORS" means CMI, Holdings and CMM, collectively and individually as appropriate from the context, as debtors and debtors in possession.

     40. "DEBTORS IN POSSESSION" means the Debtors, when acting in the capacity of representatives of the Estates in the Reorganization Cases.

     41. "DISBURSING AGENT" means, collectively, one or more Persons responsible for making distributions under this Plan. The Reorganized Debtors or such Person(s) as the Debtors may employ in their sole discretion will serve as Disbursing Agent.

     42.  "DISCLOSURE  STATEMENT"  means the  disclosure  statement  pursuant to
Section 1125 or Section 1126(b) of the Bankruptcy Code with respect to this Plan (and all exhibits and schedules annexed thereto or referred to therein), as it may be amended or supplemented from time to time.

     43. "DISPUTED CLAIM" means a Claim, to the extent such Claim is not an Allowed Claim or disallowed by a Final Order.

     44. "DISPUTED INTEREST" means an Interest to the extent such Interest is not an Allowed Interest.

     45. "DISTRIBUTION RECORD DATE" means the date fixed by the Bankruptcy Court as the record date for determining the Holders of Allowed Claims or Allowed Interests who are entitled to receive distributions under this Plan, which date shall not be prior to five Business Days after the Confirmation Date and, if no such date is fixed, means five Business Days after the Confirmation Date.

     46. "DOCKET" means the docket or dockets in the Reorganization Cases maintained by the Clerk.

     47. "DTC" means The Depository Trust Company.

     48. "EFFECTIVE DATE" means the first Business Day that is not less than eleven (11) days after the Confirmation Date on which, as determined by the Debtors, (i) all conditions to the Effective Date set forth herein have been satisfied or waived by the Debtors, and (ii) no stay of the Confirmation Order is in effect.

     49. "ELIGIBLE  INSTITUTION" shall have the meaning ascribed to such term in
Section V.E.l.b of the Plan.

     50. "EMPLOYEE CLAIMS" means Claims that are asserted by employees of the Debtors in connection with their employment, including, without limitation, Claims arising from or relating to salaries or wages, accrued paid vacation, health-related benefits, severance benefits, field management and executive/administrative management incentive plans and similar employee benefits.

     51. "ESTATES" means the estates created in the Debtors' Reorganization Cases under Section 541 of the Bankruptcy Code.

     52. "FILE," "FILED" or "FILING" means file, filed or filing with the Bankruptcy Court in the Reorganization Cases.

     53. "FINAL ORDER" means an order or judgment of the Bankruptcy Court, as entered on the Docket in the Reorganization Cases, which has not been reversed, stayed, modified or amended, and as to which (a) the time to appeal, seek certiorari or request reargument or further review or rehearing has expired and no appeal, petition for certiorari or request for reargument or further review or rehearing has been timely filed, or (b) any appeal that has been or may be taken or any petition for certiorari or request for reargument or further review or rehearing that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed, from which certiorari was sought or to which the request was made and no further appeal or petition for certiorari has been or can be taken or granted.

     54. "FORMER SERIES C PREFERRED STOCK" means CMI's former Series C Cumulative Convertible Preferred Stock, with a liquidation preference of $100 per share. 55. "FREDDIE MAC" means the Federal Home Loan Mortgage Corporation.

     56. "FREDDIE MAC AGREEMENT" means that certain Funding Note Purchase and Security Agreement dated as of September 22, 1995, among Freddie Mac, CMI and CRIIMI MAE Financial Corporation II.

     57. "GACC" means German American Capital Corporation.

     58. "GUARANTEE CLAIMS" means any Claim against any of the Debtors arising from or under any agreement of the Debtors guaranteeing the obligations of another Debtor.

     59. "HOLDER" means a Person who holds a Claim or Interest in such Person's capacity as the holder of such Claim or Interest. Where the identity of the Holder of a Claim or Interest is set forth on a register or other record maintained by or at the direction of the Debtors, the Holder of such Claim or Interest shall be deemed to be the Holder as identified on such register or record unless the Debtors are otherwise notified in a writing authorized by such Holder.

     60. "HOLDINGS" means CRIIMI MAE Holdings II, L.P., a Delaware limited partnership.

     61. "HOLDINGS GENERAL UNSECURED CLAIMS" means all Allowed Unsecured Claims against Holdings other than Unsecured Claims (if any) in Classes C3, C4 and C6 as provided hereinafter, Administrative Claims against Holdings and Priority Tax Claims against Holdings.

     62. "IMPAIRED" shall have the meaning ascribed to it in Section 1124 of the Bankruptcy Code.

     63. "INDEMNITEES" shall have the meaning ascribed to such term in Section XI.D of the Plan.

     64. "INDENTURE TRUSTEE" means State Street Bank, as indenture trustee for the Old Senior Notes or any successor thereto.

     65. "INSTRUMENT" means any share of stock, security, promissory note or other "INSTRUMENT," within the meaning of that term, as defined in Section 9-105
(1) (i) of the UCC.

     66. "INSURANCE PROCEEDS" means the insurance proceeds payable to or on behalf of CMI with respect to an Allowed Securities Claim.

     67. "INTERCOMPANY CLAIMS" means any and all Claims and causes of action which any of the Debtors holds against any other Debtor.

     68. "INTEREST" means the interest of any equity security Holder of the Debtors, whether or not asserted, as defined in Section 101 (17) of the Bankruptcy Code.

     69. "LETTER OF TRANSMITTAL" shall have the meaning ascribed to such term in
Section V.E.l.b of the Plan.

     70. "LIBOR" means the London Interbank Offered Rate for one-month United States dollars deposits as set forth on page 3750 of Telerate as of 8:00 a.m., New York City time, on the date of determination.

     71. "LOCAL BANKRUPTCY RULES" means the local rules of the Bankruptcy Court, as applicable from time to time in the Reorganization Cases.

     72. "MERRILL" means Merrill Lynch Mortgage Capital Inc.

     73. "NEW DEBT" means the new secured and unsecured debt to be borrowed by, or issued pursuant to this Plan to creditors of, the Reorganized Debtors as part of funding this Plan and the Reorganized Debtors.

     74. "NEW EQUITY" means the new equity capital (if applicable) raised by Reorganized CMI in accordance with Section IX.J of this Plan.

     75. "NEW SECURITIES" means the Class A9/A10 Notes, the Series E Preferred Stock (to be issued in exchange for the Old Series D Preferred Stock, provided, however, that if the Old Series D Preferred Stock is exchanged for Series E Preferred Stock prior to the Effective Date, then such Series E Preferred Stock shall not be deemed New Securities) and any CMI Common Stock issued on the Effective Date as payment for accrued and unpaid dividends to Holders of any series of CMI preferred stock (including the Former Series C Preferred Stock and the former Series D Preferred Stock if the Old Series D Preferred Stock is exchanged for Series E Preferred Stock prior to the Effective Date).

     76. "OLD CMI PREFERRED STOCK" means the Old Series D Preferred Stock.

     77. "OLD SECURITIES" means the Old Senior Notes and the Old CMI Preferred Stock.

     78. "OLD SENIOR NOTE CLAIMS" means Claims arising from the Old Senior Notes (including all Claims and causes of action arising therefrom or in connection therewith).

     79. "OLD SENIOR NOTES" means CMI's 9 1/8% Senior Notes due 2002 in the aggregate original principal amount of $100 million.

     80. "OLD SERIES D PREFERRED STOCK" means CMI's Series D Cumulative Convertible Preferred Stock, with a liquidation preference of $100 per share.

     81. "ORDER" means an order or judgment of the Bankruptcy Court as entered on the Docket.

     82. "OTHER SECURED CLAIM" means any Allowed Secured Claim in Class A7, Class B2 or Class C2.

     83. "PERSON" means any individual, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, association, joint stock company, joint venture, government or political subdivision, official committee appointed by the United States Trustee, unofficial committee of creditors or equity holders, or other "entity" (as defined in the Bankruptcy Code).

     84. "PETITION DATE" means October 5, 1998, the date on which the Reorganization Cases were Filed.

     85. "PLAN" means this plan of reorganization for the Debtors in the Reorganization Cases and all exhibits and schedules hereto, as such may be amended, modified or supplemented from time to time.

     86. "PLAN INTEREST" means interest at the legal rate, which shall mean the federal judgment rate pursuant to 28 U.S.C. 1961(a) in effect as of the Confirmation Date unless the Holder of a Claim objects thereto on or before the Confirmation Date, in which event the applicable rate for such objector will be the federal rate as determined by the Bankruptcy Court for such objector if such objector is determined to be the Holder of an Allowed Claim.

     87. "PLAN RATE" means interest at the non-default contract interest rate provided for in the documents applicable to the Claim of the creditor for whom the term Plan Rate is applicable. If a creditor has more than one Allowed Claim with different documents providing for different non-default contract interest rates for each such Allowed Claim, then the Plan Rate shall be calculated at the non-default contract interest rate applicable to each separate component of such creditor's Allowed Claim.

     88. "POST-PETITION TAX CLAIMS" means Administrative Claims and other Claims by a governmental unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, to the extent such Claims accrue within the period from and including the Petition Date through and including the Effective Date.

     89. "PRIORITY CLAIM" means an Allowed Claim entitled to priority under any of Sections 507 (a) (3) through 507 (a) (7) or 507 (a) (9) of the Bankruptcy Code, but excludes Priority Tax Claims.

     90.  "PRIORITY TAX CLAIM" means an Allowed Claim entitled to priority under
Section 507 (a) (8) of the Bankruptcy Code.

     91. "PRO RATA" means proportionately so that, with respect to any Class or Classes, the ratio of (a) the amount of consideration distributed on account of a particular Allowed Claim to (b) the amount of such particular Allowed Claim, is the same as the ratio of (x) the amount of consideration distributed on account of all Allowed Claims of the Class or Classes in which the particular Allowed Claim is included to (y) the aggregate amount of all Allowed Claims of that Class or Classes. Until a Disputed Claim is disallowed by a Final Order or otherwise resolved, it will be treated in all Pro Rata calculations at the lesser of the amount requested by the claimant and such amount as may be capped by the Bankruptcy Court upon motion requesting such a cap.

     92. "RECAPITALIZATION FINANCING" means the total New Debt and New Equity (if applicable) to be used in connection with funding the Plan and the Reorganized Debtors.

     93. "REORGANIZATION CASES" means the Debtors' cases under chapter 11 of the Bankruptcy Code.

     94. "REORGANIZED CMI" means CMI, as it will be reorganized as of the Effective Date in accordance with this Plan.

     95. "REORGANIZED CMI ARTICLES OF INCORPORATION" means the amended and restated articles of incorporation of Reorganized CMI that will be effective on the Effective Date.

     96. "REORGANIZED CMI BYLAWS" means the amended and restated bylaws of Reorganized CMI that will be effective on the Effective Date.

     97. "REORGANIZED CMM" means CMM as it will be reorganized as of the Effective Date in accordance with this Plan.

     98. "REORGANIZED CMM ARTICLES OF INCORPORATION" means the CMM articles of incorporation in existence as of the Effective Date.

     99. "REORGANIZED CMM BYLAWS" means the CMM bylaws in existence as of the Effective Date.

     100. "REORGANIZED DEBTORS" means Reorganized CMI, Reorganized CMM and Reorganized Holdings, collectively and individually, as appropriate from the context.

     101. "REORGANIZED HOLDINGS" means Holdings as it will be reorganized as of the Effective Date in accordance with this Plan.

     102. "SECOND AMENDED AND RESTATED STOCK OPTION PLAN" means CMI's Second Amended and Restated Stock Option Plan for Key Employees to be effective on the Effective Date.

     103. "SECURED CLAIM" means any Claim that is secured by a lien on property in which the Estates have an interest or that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in the Estates' interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Section 506
(a) or Section 1111 (b) of the Bankruptcy Code and any repurchase agreement Claim based upon the repurchase price thereunder but only to the extent of the value of the Claim Holder's interest in the property that is the subject of the repurchase agreement.

     104. "SECURITIES CLAIM" means (a) any Claim arising from a claim for rescission of a purchase or sale of any Series B Preferred Stock, Former Series C Preferred Stock, Old Series D Preferred Stock or CMI Common Stock, or for damages arising from the purchase or sale of any such securities, or (b) any Claim for indemnity, reimbursement or contribution on account of any such Claim.

     105. "SERIES B PREFERRED STOCK" means CMI's Series B Cumulative Convertible Preferred Stock.

     106. "SERIES E PREFERRED STOCK" means CMI's Series E Cumulative Convertible Preferred Stock into which shares of Former Series C Preferred Stock and Old Series D Preferred Stock have been or will be exchanged and which has the terms, rights and preferences summarized in Exhibit 3 hereto and as set forth in the Articles Supplementary relating to the Series E Preferred Stock.

     107. "SERIES F DIVIDEND PREFERRED STOCK" means CMI's Series F Redeemable Cumulative Dividend Preferred Stock.

     108. "STOCK OPTIONS" means the stock options to acquire CMI Common Stock outstanding as of the Effective Date.

     109. "TENDERED CERTIFICATES" shall have the meaning ascribed to such term in Section V.E.l.b of the Plan.

     110. "TORT CLAIM" means any Claim related to personal injury, property damage or loss, products liability or other similar Claims against any Debtor, and shall not include Securities Claims or Claims arising under, based upon or related to Stock Options.

     111. "UCC" means the Maryland Uniform Commercial Code, as in effect at any relevant time.

     112. "UNIMPAIRED" means with respect to any Claim or Interest that such Claim or Interest is not Impaired.

     113. "UNSECURED CLAIM" means any Claim that is not a Secured Claim.

     114. "VOTING RECORD DATE" means the date set by the Bankruptcy Court for determining the Holders of Old Senior Notes, Class A10 Claims, Series B Preferred Stock, Former Series C Preferred Stock, Old CMI Preferred Stock, Series F Dividend Preferred Stock and CMI Common Stock entitled to vote to accept or reject this Plan.

     B. Interpretation and Computation of Time.

     1. Defined Terms.

     Any term used in this Plan that is not defined in this Plan, in Article II (Definitions) or elsewhere, but that is defined in the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, as the case may be.

     2. Rules of Interpretation.

     For purposes of this Plan: (a) whenever it appears appropriate from the context, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) any reference in this Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; provided, however, that any change to such form, terms, or conditions which is material to a party to such document shall not be made without such party's consent; (c) any reference in this Plan to an existing document or exhibit Filed or to be Filed means such document or exhibit, as it may have been or may be amended, modified or supplemented from time to time; (d) unless otherwise specified in a particular reference, all references in this Plan to paragraphs, sections, articles and exhibits are references to paragraphs, sections, articles and exhibits of or to this Plan; (e) the words "herein," "hereof," "hereto," "hereunder" and others of similar import refer to this Plan in its entirety rather than to a particular portion of this Plan only; (f) captions and headings to articles and paragraphs are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretations of this Plan; and (g) the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply.

     3. Time Periods.

     In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.


              III. DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS

     The following is a designation of the Classes of Claims and Interests under this Plan. In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and are excluded from the following Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and is classified in another Class or Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Class or

Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied before the Effective Date; a Claim or Interest which is not an Allowed Claim or Allowed Interest is not in any Class. A Disputed Claim or Disputed Interest, to the extent that it subsequently becomes an Allowed Claim or Allowed Interest, shall be included in the Class for which it would have qualified had it not been disputed. Notwithstanding anything to the contrary contained in this Plan, no distribution shall be made on account of any Claim or Interest to the extent such Claim or Interest is not an Allowed Claim or an Allowed Interest. In addition, for purposes of the classification and treatment of Secured Claims under this Plan, any transfers of Claims occurring after the Petition Date shall not impact the classification or treatment of Secured Claims as provided in this Plan or the status of an Unsecured Claim as of the Petition Date to continue to be treated under this Plan as an Unsecured Claim.

A.   CMI Classes

Class A1 - Citicorp Secured Claims              Class A1 consists of all Allowed
                                                Secured Claims against CMI
                                                of Citicorp Securities, Inc.,
                                                Salomon Smith Barney Inc.,
                                                Citicorp Real Estate, Inc.
                                                and/or CitiBank N.A. or any
                                                other Holder of a Secured Claim
                                                against CMI under, arising
                                                from or related to that certain
                                                Master Repurchase Agreement
                                                between CMI and Citicorp
                                                Securities, Inc. dated as of
                                                August 1, 1997 or any documents
                                                executed in connection
                                                therewith or related thereto.

Class A2 - First Union Secured Claim            Class A2 consists of all Allowed
                                                Secured Claims against CMI
                                                of First Union National Bank or
                                                any other Holder of a
                                                Secured Claim against CMI under,
                                                arising from or related to
                                                (i) that certain Master
                                                Assignment Agreement between
                                                First Union National Bank and
                                                CMI dated as of June 30, 1998 or
                                                any documents executed in
                                                connection therewith or related
                                                thereto or (ii) that certain
                                                Guaranty by CMI in favor of
                                                and for the benefit of Signet
                                                Bank/Virginia entered into as
                                                of June 30, 1995 or that certain
                                                Collateral Assignment of
                                                Partnership Interests from CMI
                                                in favor of Signet
                                                Bank/Virginia dated as of
                                                June 30, 1995 or that certain
                                                Stock Pledge Agreement by CMI in
                                                favor of Signet Bank/Virginia
                                                dated as of June 30, 1995 or
                                                that certain Credit Agreement
                                                between CMM and Signet
                                                Bank/Virginia dated as of
                                                June 30, 1995 or any documents
                                                executed in connection with or
                                                related to any of the foregoing.

Class A3 - GACC Secured Claim                   Class A3 consists of all Allowed
                                                Secured Claims against CMI
                                                of German American Capital Corp.
                                                or any other Holder of a Secured
                                                Claim against CMI under, arising
                                                from or related to that certain
                                                Master Loan and Security
                                                Agreement between CMI and German
                                                American Capital Corp. dated as
                                                of March 31, 1998 or any
                                                documents executed in connection
                                                therewith or related thereto.

Class A4 - Lehman Secured Claim                 Class A4 consists of all Allowed
                                                Secured Claims against CMI of
                                                Lehman Ali Inc. or any other
                                                Holder of a Secured Claim
                                                against CMI under, arising from
                                                or related to that certain
                                                Master Assignment Agreement
                                                between CMI and Lehman Ali Inc.
                                                dated as of May 29, 1998 or any
                                                documents executed in connection
                                                therewith or related thereto.

Class A5 - Merrill Secured Claim                Class A5 consists of all Allowed
                                                Secured Claims against CMI of
                                                Merrill Lynch Mortgage Capital
                                                Inc. or any other Holder of a
                                                Secured Claim against CMI under,
                                                arising from or related to that
                                                certain Master Assignment
                                                Agreement between CMI and
                                                Merrill Lynch Mortgage Capital
                                                Inc. dated as of September 25,
                                                1997 or any documents executed
                                                in connection therewith or
                                                related thereto.

Class A6 - Morgan Stanley Secured Claim         Class A6 consists of any Allowed
                                                Secured Claims against CMI of
                                                Morgan Stanley & Co.
                                                International Ltd. or any other
                                                Holder of a Secured Claim
                                                against CMI under, arising from
                                                or related to that certain
                                                Master Repurchase Agreement
                                                between Morgan Stanley & Co.
                                                International Limited and CMI
                                                dated as of May 8, 1998 or any
                                                documents executed in connection
                                                therewith or related thereto.

Class A7 - Other Secured Claims                 Class A7 consists of any Allowed
                                                Secured Claims against CMI
                                                other  than the  Secured  Claims
                                                specified  in  Classes  A1
                                                through A6.

Class A8 - Priority Claims                      Class A8  consists of all
                                                Allowed  Priority  Claims
                                                against CMI.

Class A9 - Old Senior Note Claims               Class A9  consists  of all
                                                Allowed  Claims  against  CMI of
                                                Holders of Old Senior Notes
                                                under,  arising from or related
                                                to the Old Senior Notes.

Class A10 - CMI General Unsecured Claims        Class A10 consists of all
                                                Allowed Unsecured Claims against
                                                CMI other than the Unsecured
                                                Claims (if any) in Classes A8,
                                                A9, A11,  A12,  A13,  A15,  A17,
                                                A19 and A23 and other than
                                                Administrative Claims and
                                                Priority Tax Claims.

Class A11 - Guarantee Claims                    Class A11  consists  of all
                                                Allowed  Claims  against CMI of
                                                Holders of Guarantee  Claims
                                                based upon CMI's  guarantee of
                                                obligations of CMM or Holdings,
                                                as the case may be.

Class A12 - Freddie Mac Claims                  Class A12  consists  of Claims
                                                against  CMI of Freddie  Mac
                                                numbered 335 and 497, on the
                                                July 20, 1999 claims  register,
                                                in the amount of $230,448,487.24
                                                each.

Class A13 - Intercompany Claims                 Class A13 consists of all
                                                Allowed  Claims against CMI of
                                                CMM or Holdings.

Class A14 - Series B Preferred Stock            Class A14 consists of all
                                                Allowed Series B Preferred Stock
                                                Interests in CMI.

Class A15 - Series B Preferred Stock            Class  A15  consists  of all
             Securities Claims                  Allowed  Securities  Claims on
                                                account of Series B Preferred
                                                Stock against CMI.

Class A16 - Former Series C Preferred Stock     Class A16 consists of all
                                                Allowed Former Series C
                                                Preferred Stock Interests in
                                                CMI.

Class A17 - Former Series C Preferred Stock     Class  A17  consists  of all
             Securities Claims                  Allowed  Securities  Claims on
                                                account of Former Series C
                                                Preferred Stock against CMI.

Class A18 - Old Series D Preferred Stock        Class A18  consists  of all
                                                Allowed  Old Series D Preferred
                                                Stock Interests in CMI.

Class A19 - Old Series D Preferred Stock        Class A19 consists of all
             Securities Claims                  Allowed  Securities  Claims on
                                                Securities Claim account of Old
                                                Series D Preferred Stock against
                                                CMI.

Class A20 - Series F Dividend Preferred Stock   Class  A20  consists  of  all
                                                Allowed   Series  F  Dividend
                                                Preferred Stock Interests in
                                                CMI.

Class A21 - CMI Common Stock                    Class  A21   consists  of  all
                                                Allowed  CMI  Common   Stock
                                                Interests in CMI.

Class A22 - Stock Options                       Class A22 consists of all
                                                Allowed Stock Option  Interests
                                                in CMI.

Class A23 - CMI Common Stock Securities         Class  A23  consists  of all
             Claims                             Allowed  Securities  Claims on
                                                account of CMI Common Stock
                                                against CMI.

B.       CMM Classes


Class B1 - First Union Secured Claims           Class B1 consists of all Allowed
                                                Secured Claims against CMM of
                                                First Union National Bank or any
                                                other Holder of a Secured Claim
                                                against CMM under, arising from
                                                or related to that certain
                                                Credit Agreement between CMM and
                                                Signet Bank/Virginia dated as of
                                                June 30, 1995 or any documents
                                                executed in connection therewith
                                                or related thereto.

Class B2 - Other Secured Claims                 Class B2  consists  of any
                                                Allowed  Secured  Claims
                                                against CMM other than the
                                                Secured Claims  specified in
                                                Class B1.

Class B3 - Priority Claims                      Class B3  consists of all
                                                Allowed  Priority  Claims
                                                against CMM.

Class B4 - Guarantee Claims                     Class B4 consists of all Allowed
                                                Claims against CMM of  Holders
                                                of  Guarantee  Claims  based
                                                upon CMM's guarantee  of
                                                obligations of CMI or  Holdings,
                                                as the case may be.

Class B5 - CMM General Unsecured Claims         Class B5 consists of all
                                                Allowed  Unsecured  Claims
                                                against  CMM other  than the
                                                Unsecured  Claims  (if any)
                                                in  Classes  B3,  B4  and B6
                                                and  other  than Administrative
                                                Claims and Priority Tax Claims.

Class B6 - Intercompany Claims                  Class B6 consists of all Allowed
                                                Claims against CMM of CMI or
                                                Holdings.

Class B7 - CMI's Interests in CMM               Class B7 consists of all Allowed
                                                Interests  in CMM of CMI.

C.       Holdings Classes


Class C1 - Citicorp Secured Claims              Class C1 consists of all
                                                remaining  Allowed  Secured
                                                Claims  (if  any)   against
                                                Holdings   of  Citicorp
                                                Securities, Inc. and/or Salomon
                                                Smith Barney Inc.

Class C2 - Other Secured Claims                 Class  C2  consists  of any
                                                Allowed  Secured  Claims
                                                against   Holdings  other  than
                                                the  Secured  Claims
                                                specified in Class C1.

Class C3 - Priority Claims                      Class C3  consists  of all
                                                Allowed  Priority  Claims
                                                against Holdings.

Class C4 - Guarantee Claims                     Class  C4  consists  of all
                                                Allowed  Claims  against
                                                Holdings of Holders of
                                                Guarantee  Claims  based upon
                                                Holdings'  guarantee of
                                                obligations of CMI or CMM, as
                                                the case may be.

Class C5 - Holdings General Unsecured Claims    Class C5  consists of all
                                                Allowed  Unsecured  Claims
                                                against  Holdings other than the
                                                Unsecured Claims (if any)
                                                in  Classes  C3,  C4  and  C6
                                                and  other  than  Administrative
                                                Claims and Priority Tax Claims.

Class C6 - Intercompany Claims                  Class  C6  consists  of all
                                                Allowed  Claims  against
                                                Holdings of CMI or CMM.

Class C7 - Interests in Holdings                Class  C7  consists  of  all
                                                Allowed   Interests  in
                                                Holdings of CMI and CMSLP.


          IV. GENERAL PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS

A.       Unclassified Claims.

1.       Administrative Claims.

a.       General.

     Subject to certain additional requirements for professionals and certain other entities set forth below, Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, shall pay to each Holder of an Allowed Administrative Claim, on account of its Administrative Claim and in full satisfaction thereof, Cash equal to the amount of such Allowed Administrative Claim on the later of the Effective Date or the day on which such Claim becomes an Allowed Claim, unless the Holder and Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, shall have agreed to other treatment of such Claim, or an order of the
Bankruptcy   Court  provides  for  other  terms,  in  which  case  such  Allowed
Administrative Claim shall be paid in accordance with such agreement or Bankruptcy Court order, as applicable; provided, that if incurred in the ordinary course of business or otherwise assumed by the Debtors pursuant to this Plan (including Administrative Claims of governmental units for taxes), an Allowed Administrative Claim will be assumed on the Effective Date and paid, performed or settled by Reorganized CMI, Reorganized CMM or Reorganized
Holdings, as the case may be, when due in accordance with the terms and conditions of the particular agreement(s) governing the obligation in the absence of the Reorganization Cases.

b.       Payment of Statutory Fees.

     All fees payable  pursuant to 28 U.S.C.    1930(a)(6)  (U.S.  Trustee Fees)
shall be paid by the Debtors or the Reorganized Debtors, as applicable, when such fees are due and owing.

2.       Priority Tax Claims.

     Unless otherwise agreed to by the Debtors or Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, and a Holder of a Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive, at the sole option of Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, (i) Cash equal to the unpaid portion of such Allowed Priority Tax Claim on the later of the Effective Date and the date on which such Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (ii) equal quarterly Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate to be determined by the Bankruptcy Court or otherwise agreed to by Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, and such Holder, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the Holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim. The Holders of Allowed Priority Tax Claims are not entitled to vote on this Plan. Pursuant to Section 1123(a)(1) of the Bankruptcy Code, Priority Tax Claims are not designated a Class of Claims for purposes of voting on this Plan.

3.       Bar Date for Administrative Claims.

a.       General Provisions.

     Except as provided below for (i) non-tax liabilities incurred in the ordinary course of business by the Debtors in Possession and (ii) Post-Petition Tax Claims, requests for payment of Administrative Claims must be Filed and served on counsel for the Debtors and Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, no later than (x) sixty (60) days after the Effective Date, or (y) such later date, if any, as the Bankruptcy Court shall order upon application made prior to the end of such 60-day period. Holders of Administrative Claims (including, without limitation, professionals requesting compensation or reimbursement of expenses and the Holders of any Claims for federal, state or local taxes) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date shall be forever barred from asserting such Claims against the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, or any of their respective properties.

b.       Professionals.

     All professionals or other Persons requesting compensation or reimbursement of expenses pursuant to Sections 327, 328, 330, 331, 503(b), 506(b) or 1103 of the Bankruptcy Code for services rendered on or before the Effective Date (including, without limitation, any compensation requested by any professional or any other Person for making a substantial contribution in the Reorganization Cases) shall File and serve on Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, and counsel for Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, an application for final allowance of compensation and reimbursement of expenses no later than sixty (60) days after the Effective Date. Objections to applications of professionals or other Persons for compensation or reimbursement of expenses must be Filed and served on the Reorganized Debtors, counsel for the Reorganized Debtors and the requesting professional or other Person not later than ninety (90) days after the Effective Date.

     On or as soon as reasonably practicable after the Effective Date, Reorganized CMI shall pay the contractual claims of the Indenture Trustee for its fees and expenses including its reasonable attorneys' fees and expenses. To the extent, after being furnished with supporting documents for such fees and expenses, Reorganized CMI disputes the reasonableness of any such fees and expenses, Reorganized CMI shall negotiate in good faith to resolve such dispute. To the extent that Reorganized CMI and the Indenture Trustee are unable to resolve any dispute, the dispute shall be resolved by the Bankruptcy Court. The Indenture Trustee shall not attach or set off any of its fees and expenses against distributions to Holders of Old Senior Notes and shall not otherwise withhold or delay any such distributions.

c.       Ordinary Course Liabilities.

     Except as provided herein, holders of Administrative Claims based on liabilities incurred in the ordinary course of the Debtors' businesses (other than Claims of governmental units for taxes or Claims and/or penalties related to such taxes) shall not be required to File any request for payment of such Claims. Such Administrative Claims shall be assumed and paid by Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, pursuant to the terms and conditions of the particular transactions giving rise to such Administrative Claims, without any further action by the Holders of such Claims. Any dispute with respect to ordinary course liabilities shall be submitted to the Bankruptcy Court for resolution unless resolved by agreement of the parties.

d.         Tax Claims.

     All requests for payment of Post-Petition Tax Claims, for which no bar date has otherwise been previously established, must be Filed on or before the later of (i) sixty (60) days following the Effective Date, and (ii) 120 days following the filing of the tax return for such taxes for such tax year or period with the applicable governmental unit. Any Holder of any Post-Petition Tax Claim that is required to File a request for payment of such taxes and that does not File such a Claim by the applicable bar date shall be forever barred from asserting any such Post-Petition Tax Claim against the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, or any of their respective properties, whether any such Post-Petition Tax Claim is deemed to arise prior to, on or subsequent to the Effective Date.

B. Identification of Classes of Claims and Interests Impaired and Not Impaired by the Plan.

         1.       Claims Against and Interests in CMI.

     Classes A8, A12, A15, A17, A19, A22 and A23 are not Impaired by the Plan. Classes A1, A2, A3, A4, A5, A6, A7, A9, A10, A11, A13, A14, A16, A18, A20 and
A21 are Impaired Classes under the Plan.

         2.       Claims Against and Interests in CMM.

     Classes B3, B4 and B7 are not Impaired by the Plan. Classes B1, B2, B5 and B6 are Impaired Classes under the Plan.

         3.       Claims Against and Interests in Holdings.

     Classes C3, C4 and C7 are not Impaired by the Plan. Classes C1, C2, C5 and C6 are Impaired Classes under the Plan.

C.       Treatment of Claims Against and Interests in CMI.

         1.       Class A1 (Citicorp Secured Claims).

     The Holder of the Allowed Class A1 Claim shall receive on the Effective Date the treatment of its Allowed Secured Claim set forth on Exhibit 4 hereto, or such other treatment as may be agreed to by CMI and the Holder of the Allowed Class A1 Claim. As set forth in Exhibit 4, the treatment set forth therein resolves all Claims of the Holder of the Allowed Class A1 Claim, and the affiliates thereof referenced in Exhibit 4, against each of the Debtors, the Reorganized Debtors and CRIIMI MAE Brick Church, Inc.

         2.       Class A2 (First Union Secured Claim).

     The Holder of the Allowed Class A2 Claim shall receive on the Effective Date payment in full in Cash of any remaining balance of its Allowed Class A2 Claim with interest on the principal balance of such Allowed Claim calculated at the Plan Rate.

         3.       Class A3 (GACC Secured Claim).

     The Holder of the Allowed Class A3 Claim shall receive on the Effective Date the treatment of its Allowed Secured Claim set forth on Exhibit 1 hereto, or such other treatment as may be agreed to by CMI and the Holder of the Allowed Class A3 Claim.

         4.       Class A4 (Lehman Secured Claim).

     The Holder of the Allowed Class A4 Claim shall receive on the Effective Date payment in full in Cash of any remaining balance of its Allowed Class A4 Claim with interest on the principal balance of such Allowed Claim calculated at the Plan Rate.

         5.       Class A5 (Merrill Secured Claim).

     The Holder of the Allowed Class A5 Claim shall receive on the Effective Date the treatment of its Allowed Secured Claim set forth on Exhibit 1 hereto, or such other treatment as may be agreed to by CMI and the Holder of the Allowed Class A5 Claim.

         6.       Class A6 (Morgan Stanley Secured Claim).

     The Holder of the Allowed Class A6 Claim shall receive on the Effective Date payment in full in Cash of any remaining balance of its Allowed Class A6 Claim with interest on the principal balance of such Allowed Claim calculated at the Plan Rate.

         7.       Class A7 (Other Secured Claims).

     The Holder of an Allowed Class A7 Claim (if any) shall receive on the Effective Date either (i) payment in full in Cash of the Allowed Class A7 Claim with interest on the principal balance of any such Allowed Claim calculated at the Plan Rate, (ii) if CMI so elects, the collateral securing the Allowed Class A7 Claim (if any) in full satisfaction of such Claim, or (iii) such other treatment as may be agreed to by CMI and the Holder(s), if any, of Allowed Class A7 Claim(s).

         8.       Class A8 (Priority Claims).

     The Holders of Allowed Class A8 Claims shall receive on the Effective Date payment in full in Cash of Allowed Class A8 Claims including Plan Interest thereon.

         9.       Class A9 (Old Senior Note Claims)

     The Holders of Allowed Class A9 Claims shall receive on the Effective Date the treatment of their Allowed Claims set forth on Exhibit 2 hereto.

         10.      Class A10 (CMI General Unsecured Claims).

     The Holders of Allowed Class A10 Claims shall receive on the Effective Date the treatment of their Allowed Claims as set forth on Exhibit 2 hereto. With respect to the Class A10 convenience class referred to in Exhibit 2 hereto, as part of the treatment of Allowed Class A10 Claims, there shall be a convenience class option as follows: any Holder of an Allowed Class A10 Claim whose Allowed Claim is for $150,000 or less and elects the convenience class treatment on its ballot, or whose Allowed Claim is for an amount in excess of $150,000 and elects in writing on its ballot to reduce its claim to $150,000 and accept convenience class treatment thereof, shall be entitled to receive payment in Cash on the Effective Date of the allowed amount of such Holder's Allowed Class A10 Claim in full satisfaction of said Claim, with accrued and unpaid pre-petition and post-petition interest thereon calculated at the non-default contract rate of interest in such Holder's documents for those Holders of Allowed Class A10 Claims electing convenience class treatment who have a contract, the invoice rate (capped at 9-1/8%) for those Holders of Allowed Class A10 Claims electing convenience class treatment who have an invoice rate, and 6% for all others. For purposes of calculating the $150,000 amount in the preceding sentence, the amount of allowed post-petition interest on any such Claim (which interest shall be paid as part of such Claim) will be excluded from such calculation. The total amount to be paid by CMI with respect to the foregoing convenience class option shall be paid from the funds in the Class A9/A10 Cash Payment.

         11.      Class A11 (Guarantee Claims).

     If, and only to the extent that, an Allowed Class A11 Claim is not fully treated with respect to such Holder's underlying Allowed Claim under the Plan treatment for Claims against CMM or Holdings, as the case may be, any remaining Allowed Class A11 Claim (if any) shall be included as part of the CMI General Unsecured Claims and treated for all purposes as part of Class A10.

         12.      Class A12 (Freddie Mac Claims).

     CMI's obligation under the Freddie Mac Agreement shall be deemed reaffirmed on the Effective Date, and the Claims of Freddie Mac numbered 335 and 497 on the July 2, 1999 claims register, each in the amount of $230,448,487.24, shall be deemed withdrawn and thereby disallowed as of the Effective Date.

         13.      Class A13 (Intercompany Claims).

     No payment shall be made under the Plan to Holders of Class A13 Claims on account of such Claims.

         14.      Class A14 (Series B Preferred Stock).

     Each Holder of Series B Preferred Stock as of the Effective Date shall retain its Series B Preferred Stock; provided that if the Holders of Series B Preferred Stock as of the Voting Record Date vote as a Class by the requisite amount to accept the Plan, the Articles Supplementary relating to the Series B Preferred Stock (which will be part of the Reorganized CMI Articles of Incorporation) will be deemed amended to permit the payment of dividends on Series B Preferred Stock, including accrued and unpaid dividends, in CMI Common Stock or Cash (or a combination thereof), at the election of Reorganized CMI, with such payment of dividends to be consistent with Exhibits 1 and 2 hereto.

         15.      Class A15 (Series B Preferred Stock Securities Claims).

     Each Holder of an Allowed Class A15 Claim (if any) shall, if, as and when any such Claim is Allowed by Final Order, receive in full satisfaction of any such Allowed Class A15 Claim its share of any Insurance Proceeds applicable thereto plus, if such Allowed Class A15 Claim (if any) is not paid in full from such Insurance Proceeds, CMI Common Stock in an amount equal in value, as of the date of issuance thereof, to the balance (if any) of such Allowed Class A15 Claim, provided that any such Claim not timely filed (and in any event not Filed before the Confirmation Date) shall be released and discharged under this Plan and the Confirmation Order.

         16.      Class A16 (Former Series C Preferred Stock).

     Former Series C Preferred Stock has been exchanged for Series E Preferred Stock. Each Holder of Series E Preferred Stock as of the Distribution Record Date shall retain its Series E Preferred Stock and such Series E Preferred Stock shall have the terms, rights and preferences summarized in Exhibit 3 hereto and as set forth in the Articles Supplementary relating to the Series E Preferred Stock (to be part of the Reorganized CMI Articles of Incorporation). All accrued and past due dividends on Former Series C Preferred Stock shall be paid on the Effective Date in CMI Common Stock or Cash, at the election of Reorganized CMI, with such payment of dividends to be consistent with Exhibits 1 and 2 hereto.

         17.      Class A17 (Former Series C Preferred Stock Securities Claims).

     Each Holder of an Allowed Class A17 Claim (if any) shall, if, as and when any such Claim is Allowed by Final Order, receive in full satisfaction of any such Allowed Class A17 Claim its share of any Insurance Proceeds applicable thereto plus, if such Allowed Class A17 Claim (if any) is not paid in full from such Insurance Proceeds, CMI Common Stock in an amount equal in value, as of the date of issuance thereof, to the balance (if any) of such Allowed Class A17 Claim, provided that any such Claim not timely filed (and in any event not filed before the Confirmation Date) shall be released and discharged under this Plan and the Confirmation Order.

         18.      Class A18 (Old Series D Preferred Stock).

     Each Holder of Old Series D Preferred Stock as of the Distribution Record Date, if not previously exchanged, shall receive on the Effective Date in exchange for its Old Series D Preferred Stock an identical number of shares of Series E Preferred Stock issued effective as of the Effective Date, and such Series E Preferred Stock shall have the terms, rights and preferences summarized in Exhibit 3 hereto and as set forth in the Articles Supplementary relating to the

Series E Preferred Stock (to be part of the Reorganized CMI Articles of Incorporation). All shares of Old Series D Preferred Stock, if not previously exchanged and cancelled, shall be deemed cancelled as of the Effective Date. All accrued and past due dividends on Old Series D Preferred Stock shall be paid on the Effective Date in CMI Common Stock or Cash, at the election of Reorganized CMI, with such payment of dividends to be consistent with Exhibits 1 and 2 hereto.

         19.      Class A19 (Old Series D Preferred Stock Securities Claim).

     Each Holder of an Allowed Class A19 Claim (if any) shall, if, as and when any such Claim is Allowed by Final Order, receive in full satisfaction of any such Allowed Class A19 Claim its share of any Insurance Proceeds applicable thereto plus, if such Allowed Class A19 Claim (if any) is not paid in full from such Insurance Proceeds, CMI Common Stock in an amount equal in value, as of the date of issuance thereof, to the balance (if any) of such Allowed Class A19 Claim, provided that any such Claim not timely filed (and in any event not filed before the Confirmation Date) shall be released and discharged under this Plan and the Confirmation Order.

         20.      Class A20 (Series F Dividend Preferred Stock).

     Each Holder of Series F Dividend Preferred Stock as of the Effective Date shall retain its Series F Dividend Preferred Stock; provided that if the Holders of Series F Dividend Preferred Stock as of the Voting Record Date vote as a Class by the requisite amount to accept the Plan, the Articles Supplementary relating to the Series F Dividend Preferred Stock will be deemed amended to permit the payment of dividends on Series F Dividend Preferred Stock, including any accrued and unpaid dividends, in CMI Common Stock or Cash (or a combination thereof), at the election of Reorganized CMI, with such payment of dividends to be consistent with Exhibits 1 and 2 hereto.

         21.      Class A21 (CMI Common Stock).

     Each Holder of CMI Common Stock as of the Effective Date shall retain its CMI Common Stock.

         22.      Class A22 (Stock Options).

     Each Holder of a Stock Option as of the Effective Date shall retain its Stock Option.

         23.      Class A23 (CMI Common Stock Securities Claims).

     All Holders of Allowed Class A23 Claims (if any) as of the Effective Date shall receive in full satisfaction of any such Allowed Class A23 Claims their share of any Insurance Proceeds applicable thereto plus, if such Allowed Class A23 Claims (if any) are not paid in full from such Insurance Proceeds, CMI Common Stock in an amount equal in value, as of the date of issuance thereof, to the balance (if any) of such Allowed Class A23 Claims.

D.       Treatment of Claims Against and Interests in CMM.

         1.       Class B1 (First Union Secured Claims).

     The Holder of the Allowed Class B1 Claim shall receive on the Effective Date payment in full in Cash of any remaining balance of its Allowed Class B1 Claim with interest on the principal balance of such Allowed Claim calculated at the Plan Rate.

         2.       Class B2 (Other Secured Claims)

     The Holder of an Allowed Class B2 Claim (if any) shall receive on the Effective Date either (i) payment in full in Cash of the Allowed Class B2 Claim with interest on the principal balance of any such Allowed Claim calculated at the Plan Rate, (ii) if CMM so elects, the collateral securing the Allowed Class B2 Claim (if any) in full satisfaction of such Claim, or (iii) such other treatment as may be agreed to by CMM and the Holder(s), if any, of Allowed Class B2 Claim(s).


         3.       Class B3 (Priority Claims).

     The Holders of Allowed Class B3 Claims shall receive on the Effective Date payment in full in Cash of Allowed Class B3 Claims including Plan Interest thereon.

         4.       Class B4 (Guarantee Claims).

     The Holders of Allowed Class B4 Claims (if any) shall be paid, if, as and when any such Claim is allowed by Final Order, in Cash in full by CMM or Reorganized CMM including Plan Interest thereon if, and only to the extent, not fully treated with respect to such Holder's underlying Allowed Claim under the Plan treatment for Claims against CMI or Holdings, as the case may be.

         5.       Class B5 (CMM General Unsecured Claims).

     The Holders of Allowed Class B5 Claims shall receive on the Effective Date payment in full in Cash of Allowed Class B5 Claims, with accrued and unpaid pre-petition and post-petition interest thereon calculated at the non-default contract rate of interest in such Holder's documents for those Holders of Allowed Class B5 Claims who have a contract, the invoice rate (capped at 9-1/8%) for those Holders of Allowed Class B5 Claims who have an invoice rate, and 6% for all other Holders of Allowed Class B5 Claims.

         6.       Class B6 (Intercompany Claims).

     No payment shall be made under the Plan to Holders of Class B6 Claims on account of such Claims.

         7.       Class B7 (CMI's Interests in CMM).

     The Holder of the Class B7 Interest shall retain its Interest under this Plan.

E.       Treatment of Claims Against and Interests in Holdings.

         1.       Class C1 (Citicorp Secured Claims).

     The Holder of any remaining Allowed Class C1 Claim (if any) shall be included in and satisfied as part of the treatment of the Holder of the Allowed Class A1 Claim as set forth on Exhibit 4 hereto.

         2.       Class C2 (Other Secured Claims).

     The Holder of an Allowed Class C2 Claim (if any) shall receive on the Effective Date either (i) payment in full in Cash of the Allowed Class C2 Claim with interest on the principal balance of any such Allowed Claim calculated at the Plan Rate, (ii) if Holdings so elects, the collateral securing the Allowed Class C2 Claim (if any) in full satisfaction of such Claim, or (iii) such other treatment as may be agreed to by Holdings and the Holder(s), if any, of Allowed Class C2 Claim(s).

         3.       Class C3 (Priority Claims).

     The Holders of Allowed Class C3 Claims shall receive on the Effective Date payment in full in Cash of Allowed Class C3 Claims including Plan Interest thereon.

         4.       Class C4 (Guarantee Claims).

     The Holders of Allowed Class C4 Claims (if any) shall receive if, as and when any such Claim is allowed by Final Order payment in Cash in full including Plan Interest thereon if, and only to the extent, not fully treated with respect to such Holder's underlying Allowed Claim under the Plan treatment for Claims against CMI or CMM, as the case may be.

         5.       Class C5 (Holdings General Unsecured Claims).

     The Holders of Allowed Class C5 Claims (if any) shall, if, as and when any such Claim is allowed by Final Order, receive payment in full in Cash of any such Allowed Class C5 Claim with any accrued and unpaid pre-petition and post-petition interest thereon calculated at the non-default contract rate of interest in such Holder's documents for any Holders of Allowed Class C5 Claims who have a contract, the invoice rate (capped at 9-1/8%) for any such Holders who have an invoice rate, and 6% for any other Holders of Allowed C5 Claims.

         6.       Class C6 (Intercompany Claims).

     No payment shall be made under this Plan to Holders of Class C6 Claims on account of such Claims.

         7.       Class C7 (Interests in Holdings).

     The Holders of the Class C7 Interests shall retain their Interests under this Plan.

F.       Modification of Treatment of Claims.


     The Debtors and the CMI Equity Committee reserve for themselves and the Reorganized Debtors the right to modify the treatment of any Allowed Claim or Interest in any manner adverse only to the Holder of such Claim or Interest at any time after the Effective Date upon the consent of the creditor or interest holder whose Allowed Claim or Interest, as applicable, is being adversely affected.

                        V. DISTRIBUTIONS UNDER THE PLAN

A.       Disbursing Agent.

     The Reorganized Debtors, or such Person(s) as the Debtors may employ in their sole discretion, will act as Disbursing Agent under this Plan. The Disbursing Agent shall make all distributions of Cash required to be distributed under the applicable provisions of this Plan and any documents executed in connection therewith. The Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by this Plan and any documents executed in connection therewith. Each Disbursing Agent will serve without bond, and each Disbursing Agent, without further Bankruptcy Court approval, will receive reasonable compensation for distribution services rendered pursuant to this Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors.

B.       Timing of Distributions.

     Except as otherwise provided in this Plan with respect to any particular Claim or Interest, property to be distributed hereunder on account of Allowed Claims and Allowed Interests (a) shall be distributed on the date provided for distribution with respect to that Class or as soon as practicable thereafter to each Holder of an Allowed Claim or an Allowed Interest in that Class that is an Allowed Claim or an Allowed Interest as of said distribution date, and (b) shall be distributed to each Holder of an Allowed Claim or an Allowed Interest of that Class that becomes an Allowed Claim or Allowed Interest after the distribution date as soon as practicable after the Order of the Bankruptcy Court allowing such Claim or Interest becomes a Final Order.

C.       Methods of Distributions.

1.       Cash Payments.

     Cash payments made pursuant to this Plan will be in United States dollars. Cash payments to foreign creditors may be made, at the option of the Debtors or the Reorganized Debtors, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. Cash payments made pursuant to this Plan in the form of checks issued by Reorganized Debtors shall be null and void if not cashed within 90 days of the date of the issuance thereof. Requests for reissuance of any check shall be made directly to the Disbursing Agent as set forth in Section V.G below. Cash payments may, at the option of the Debtors or Reorganized Debtors, be made by wire transfer.

2.       Compliance with Tax Requirements.

     In connection with the distributions set forth herein, to the extent applicable, the Disbursing Agent shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to this Plan shall be subject to such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

     Notwithstanding any other provision contained herein: (i) each Holder of an Allowed Claim or Allowed Interest that is to receive a distribution of Cash pursuant to this Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution; and (ii) no distribution shall be made to or on behalf of such Holder pursuant to this Plan unless and until such Holder has made arrangements reasonably satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations. Any distributions pursuant to this Plan will, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to Section V.G of this Plan.

D.       Distribution Record Date.

     As of the close of business on the Distribution Record Date, the transfer registers for the Old Securities maintained by the Debtors, or their respective agents, will be closed. The Disbursing Agent and its respective agents and the Indenture Trustee will have no obligation to recognize the transfer of any Old Securities occurring after the Distribution Record Date, and will be entitled for all purposes relating to this Plan to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date.

E. Surrender of Cancelled Old Securities and Exchange of Old Securities for New Securities.

1.       Tender of Old Securities.

     The mechanism by which Holders of Allowed Claims and Allowed Interests surrender their Old Securities in order to receive Cash, if and as applicable under this Plan, and to exchange such Old Securities for New Securities (as applicable), shall be determined based upon the manner in which the Old Securities were issued and the mode in which they are held, as set forth below.

         a.       Old Securities Held in Book-Entry Form

     Old Securities held in book-entry form through bank and broker nominee accounts shall be mandatorily cancelled and (i) Cash distributed, if and as applicable under this Plan, and (ii) mandatorily exchanged for New Securities (as applicable) through the facilities of such nominees and the systems of the applicable securities depository or Clearing System holding such Old Securities on behalf of the brokers or banks.

         b.       Old Securities in Physical, Registered, Certificated Form

     Each Holder of Old Securities in physical, registered, certificated form will be required, on or before the Effective Date, to deliver its physical notes or certificates (the "Tendered Certificates") to the Disbursing Agent, accompanied by a properly executed letter of transmittal, to be distributed by the Disbursing Agent after the Confirmation Date and containing such representations and warranties as are described in the Disclosure Statement (a "Letter of Transmittal").

     Any Cash or New Securities to be distributed pursuant to this Plan on account of any Allowed Claim or Allowed Interest represented by an Old Security held in physical, registered, certificated form shall, pending such surrender, be treated as an undeliverable distribution pursuant to Section V.G below.

     Signatures on a Letter of Transmittal must be guaranteed by an Eligible Institution (as defined below), unless the Old Securities tendered pursuant thereto are registered in the name of the Person signing the Letter of Transmittal or are tendered for the account of an Eligible Institution. If signatures on a Letter of Transmittal are required to be guaranteed, such guarantees must be by a member firm of a registered national securities exchange in the United States, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or a correspondent in the United States (each of which is an "Eligible Institution"). If Old Securities are registered in the name of a Person other than the Person signing the Letter of Transmittal, the Old Securities, in order to be tendered validly, must be endorsed or accompanied by a properly completed power of authority, with signature guaranteed by an Eligible Institution.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Letters of Transmittal and Tendered Certificates will be resolved by the applicable Disbursing Agent, whose determination shall be final and binding, subject only to review by the Bankruptcy Court upon application with due notice to any affected parties in interest. CMI reserves the right, on behalf of itself and the Disbursing Agent, to reject any and all Letters of Transmittal and Tendered Certificates not in proper form, or Letters of Transmittal and Tendered Certificates, the Disbursing Agent's acceptance of which would, in the opinion of the Disbursing Agent or its counsel, be unlawful or would subject the Disbursing Agent to liability.

2.       Delivery of New Securities in Exchange for Old Securities.

     On the Effective Date, Reorganized CMI or the Disbursing Agent shall issue, and cause to be authenticated, the New Securities and shall apply to DTC to make the New Securities eligible for deposit at DTC. With respect to Holders of Old  Securities who hold such Old Securities through nominee accounts at bank and broker participants in DTC or any similar clearing system, the Disbursing Agent shall deliver the New Securities to DTC or to the registered address specified by the Clearing System. The Clearing System (or its depositary) shall return the applicable Old Securities to the Disbursing Agent for cancellation.

     The Disbursing Agent will request that DTC effect a mandatory exchange of the applicable Old Securities for the applicable New Securities by crediting the accounts of its participants with the applicable New Securities in exchange for the Old Securities. On the effective date of such exchange, each DTC participant will effect a similar exchange for accounts of the beneficial owners holding Old Securities through such firms. Neither the Debtors, Reorganized Debtors nor the Disbursing Agent shall have any responsibility or liability in connection with the Clearing Systems' or such participants' effecting, or failure to effect, such exchanges.

     Holders of Old Securities holding such Old Securities outside a Clearing System will be required to surrender their Old Securities by delivering them to the Disbursing Agent, along with properly executed Letters of Transmittal (as described above in Section V.E.1.b). The Disbursing Agent shall forward the New Securities on account of such Old Securities in accordance with the instructions contained in the Letters of Transmittal.

3.      Special Procedures for Lost, Stolen, Mutilated or Destroyed Instruments.

     Any Holder of a Claim or an Interest evidenced by an Instrument that has been lost, stolen, mutilated or destroyed will, in lieu of surrendering such Instrument, deliver to the Disbursing Agent: (a) an affidavit of loss or other evidence reasonably satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction; and (b) such security or indemnity as may reasonably be required by the Disbursing Agent or the applicable Reorganized Debtor to hold the Disbursing Agent and such Reorganized Debtor harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Instrument. Upon compliance with this Section, the Holder of a Claim or Interest evidenced by any such lost, stolen, mutilated or destroyed Instrument shall, for all purposes under this Plan and notwithstanding anything to the contrary contained herein, be deemed to have surrendered such Instrument.

4.       Failure to Surrender Cancelled Instrument.

     Any Holder of Old Securities holding such Old Securities in physical, registered or certificated form who has not properly completed and returned to the Disbursing Agent a Letter of Transmittal, together with the applicable Tendered Certificates, within two years after the Effective Date shall have its claim for a distribution pursuant to this Plan on account of such Instrument discharged and shall be forever barred from asserting any such claim against Reorganized CMI, Reorganized CMM or Reorganized Holdings or their properties. In such cases, any Cash or New Securities held for distribution on account of such claim shall be disposed of pursuant to the provisions of Section V.G hereof.

F. Release of Security Interests in or Other Claims to or against Assets or Property of the Reorganized Debtors by Creditors Paid Pursuant to the Plan.

     Any Holder of a Secured Claim whose Secured Claim is being paid in full in accordance with Section IV.C, IV.D or IV.E of the Plan shall cooperate in all respects with the Reorganized Debtors and shall execute such documents and release and return to the Reorganized Debtors such assets or property of the Debtors or Reorganized Debtors, as applicable, that such creditor is holding, directly or indirectly, as collateral or in custody, and release and return all escrows created or existing in respect to any such Claim, and, if applicable, unwind any alleged repurchase agreements or claims to assets or property subject to such alleged repurchase agreements. Furthermore, any and all Holders of such Secured Claims shall execute such documents and take such actions as may be reasonably required by the Reorganized Debtors to effectuate the transfer or retransfer back to the Reorganized Debtors of all collateral security, or assets or property held subject to alleged repurchase agreements, free and clear of all liens, security interests, claims or interests in or to such collateral, assets or property by such Holder, and shall confirm the foregoing in writing if requested by the Reorganized Debtors.

G.       Delivery of Distributions; Undeliverable or Unclaimed Distributions.

     Any Person that is entitled to receive a Cash distribution under this Plan but that fails to cash a check within 90 days of its issuance shall be entitled to receive a reissued check from Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, for the amount of the original check, without any interest, if such Person requests the Disbursing Agent to reissue such check and provides the Disbursing Agent with such documentation as the Disbursing Agent reasonably requests to verify that such Person is entitled to such check, prior to the second anniversary of the Effective Date. If a Person fails to cash a check within 90 days of its issuance and fails to request reissuance of such check prior to the second anniversary of the Effective Date, such Person shall not be entitled to receive any distribution under this Plan.

     Subject to Bankruptcy Rule 9010, all distributions to any Holder of an Allowed Claim or an Allowed Interest shall be made to the address of such Holder on the books and records of the Debtors or their agents, unless Reorganized CMI, Reorganized CMM or Reorganized Holdings, as applicable, has been notified in writing of a change of address. If the distribution to any Holder of an Allowed Claim or Allowed Interest is returned to a Disbursing Agent as undeliverable, such Disbursing Agent shall use reasonable efforts to determine the current address of such Holder, but no distribution shall be made to such Holder unless and until the applicable Disbursing Agent has determined or is notified in writing of such Holder's then-current address, at which time such distribution shall be made to such Holder without any additional interest on such distribution after the Effective Date. Undeliverable distributions shall remain in the possession of the applicable Disbursing Agent pursuant to Section V.A of the Plan until such time as a distribution becomes deliverable. Undeliverable Cash or New Securities shall be held in trust by the applicable Disbursing Agent for the benefit of the potential claimants of such funds or securities, and will be accounted for separately. Any Disbursing Agent holding undeliverable Cash shall invest such Cash in a manner consistent with the Debtors' investment and deposit guidelines. Any interest paid, and any other amounts earned, with respect to such undeliverable Cash pending its distribution in accordance with this Plan shall be property of Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be. Any
unclaimed  or   undeliverable   distributions   (including   Cash  and  New
Securities) shall be deemed unclaimed property under Section 347 (b) of the Bankruptcy Code at the expiration of two years after the Effective Date and, after such date, all such unclaimed property shall revert to Reorganized CMI, Reorganized CMM, or Reorganized Holdings, as the case may be, and the Claim or Interest of any Holder with respect to such property shall be discharged and forever barred.

H.       Procedures for Treating Disputed Claims Under Plan of Reorganization.

1.       Disputed Claims.

a.       Process.

     If any of the Debtors or Reorganized Debtors disputes any Claim, such dispute shall be determined, resolved or adjudicated, as the case may be, under applicable law. Among other things, any Debtor or Reorganized Debtors may elect, at its sole option, to object or seek estimation under Section 502 of the Bankruptcy Code with respect to any proof of Claim filed by or on behalf of a Holder of a Claim or any proof of Interest filed by or on behalf of a Holder of an Interest.

b.       Tort Claims.

     All Tort Claims are Disputed Claims. Any unliquidated Tort Claim that is not otherwise settled or resolved pursuant to Section V.H.l.a above shall be determined and liquidated under applicable law in the Bankruptcy Court or the administrative or judicial tribunal in which it is pending on the Confirmation Date or, if no such action was pending on the Confirmation Date, in the Bankruptcy Court or any administrative or judicial tribunal of appropriate jurisdiction. Pursuant to Section IX.E hereof, the automatic stay arising pursuant to Section 362 of the Bankruptcy Code shall be vacated as of the Effective Date as to all Tort Claims. Any Tort Claim determined and liquidated pursuant to a judgment obtained in accordance with this Section V.H. l.b and applicable non-bankruptcy law that is no longer subject to appeal or other review and that is not paid by applicable insurance coverage shall be deemed to be an Allowed Claim in Class A10, B5 or C5, as applicable, in such liquidated amount and satisfied in accordance with this Plan. Nothing contained in this
Section V.H.l.b shall constitute or be deemed a waiver of any claim, right or cause of action that the Debtors or the Reorganized Debtors may have against any Person in connection with or arising out of any Tort Claim, including, without limitation, any rights under Section 157(b) of title 28, United States Code.

2.       Objections to Claims and Interests.

     Except insofar as a Claim or Interest is allowed hereunder, Reorganized CMI, Reorganized CMM and Reorganized Holdings shall be entitled and reserve the right to object to Claims and Interests. Except as otherwise provided in Section V.H.3 below and except as otherwise ordered by the Bankruptcy Court, objections to any Claim or Interest, including, without limitation, Administrative Claims, shall be Filed and served upon the Holder of such Claim or Interest no later than 90 days after the Effective Date, unless such period is extended by the Bankruptcy Court, which extension may be granted on an ex parte basis without notice or hearing. After the Confirmation Date, only the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings shall have the authority to File, settle, compromise, withdraw or litigate to judgment objections to Claims and Interests. From and after the Confirmation Date, the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings may settle or compromise any Disputed Claim or Disputed Interest in an amount or of a value of $75,000 or less, other than Claims or Interests of Insiders (as defined in the Bankruptcy Code), without approval of the Bankruptcy Court. Except as (i) specified otherwise herein, or (ii) ordered by the Bankruptcy Court, all Disputed Claims or Disputed Interests shall be resolved by the Bankruptcy Court. The failure of the Debtors to object to any Claim or Interest for voting purposes shall not be deemed to be a waiver of the Debtors' or Reorganized Debtors right to object to any Claim or Interest in whole or in part thereafter.

3.       Professional Claims.

     Except as otherwise ordered by the Bankruptcy Court, objections to Claims of professionals shall be governed by the provisions of Section IV.A.3.b hereof.

4.       No Distributions Pending Allowance.

     Notwithstanding any other provisions of this Plan, no payments or distributions will be made on account of a Disputed Claim or a Disputed Interest until such Claim or Interest becomes an Allowed Claim or Allowed Interest. If an interest-bearing reserve account is established for a Disputed Claim, interest accruing on such Claim after the establishment of such reserve account (if it is ultimately Allowed by Final Order or settlement between such Holder and the applicable Reorganized Debtor) shall be limited to interest actually earned on the reserve account for such Claim.

5. Distributions on Account of Disputed Claims and Interests Once They are Allowed.

     Within 30 days after the end of each calendar quarter following the Effective Date, the applicable Disbursing Agent will make all distributions on account of any Disputed Claim or Disputed Interest that has become an Allowed Claim or Allowed Interest during the preceding calendar quarter. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class. Holders of Disputed Claims or Disputed Interests that are ultimately allowed will also be entitled to receive, on the basis of the amount ultimately allowed, any interest payments, dividends or other payments made to the Class to which such Claim or Interest belongs, but held pending distribution.

I.       Setoffs.

     Except with respect to any contract, instrument, release, indenture or other agreement or document created in connection with this Plan, the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, may, pursuant to Section 553 or Section 502(d) of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to this Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature that the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings of any such claims, rights and causes of action that the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings may possess against such Holder.

                     VI. INDIVIDUAL HOLDER PROOFS OF INTEREST

     Holders of Interests in Classes A14, A16, A18, A20, A21, A22, B7 and C7 are not required to File proofs of Interests unless they disagree with the number of shares set forth on the applicable stock register.

           VII. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.       Assumptions.

     Except as otherwise  provided  herein,  on the Effective Date,  pursuant to
Section 365 of the Bankruptcy Code, the Reorganized Debtors will assume each executory contract and unexpired lease entered into by the Debtors prior to the Petition Date that has not previously (a) expired or terminated pursuant to its own terms or (b) been assumed or rejected pursuant to Section 365 of the Bankruptcy Code. The Confirmation Order will constitute an Order of the
Bankruptcy Court approving the assumptions described in this Article VII, pursuant to Section 365 of the Bankruptcy Code, as of the Effective Date.

B.       Cure of Defaults in Connection with Assumption.

     Any monetary amounts by which each executory contract or unexpired lease to be assumed pursuant to the Plan is in default will be satisfied, pursuant to
Section 365 (b) (1) of the Bankruptcy Code, at the option of the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be:
(a) by payment of the default amount in Cash on the Effective Date or as soon as practicable thereafter; or (b) on such other terms as are agreed to by the parties to such executory contract or unexpired lease.

     If there is a dispute regarding: (i) the amount of any cure payments; (ii) the ability of Reorganized CMI, Reorganized CMM or Reorganized Holdings to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (iii) any other matter pertaining to assumption, the cure payments required by Section 365 (b) (1) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption.

C.       Rejections.

     Except as otherwise  provided  herein,  on the Effective Date,  pursuant to
Section 365 of the Bankruptcy Code, the Debtors will reject each of the executory contracts and unexpired leases listed on a schedule to be filed prior to the Confirmation Hearing (the "Contract Rejection Schedule"); provided, however, that the Debtors reserve the right, at any time prior to the Effective Date, to amend such schedule to delete any executory contract or unexpired lease listed therein, thus providing for its assumption pursuant to Sections VII.A and B above. Each contract and lease listed on the Contract Rejection Schedule will be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract or lease on the Contract Rejection Schedule does not constitute an admission by the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings that such contract or lease is an executory contract or unexpired lease or that the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings has any liability thereunder. The Confirmation Order shall constitute an Order of the Bankruptcy Court approving such rejections, pursuant to Section 365 of the Bankruptcy Code, as of the Effective Date.

D.       Bar Date for Rejection Damages.

     If the rejection of an executory contract or unexpired lease pursuant to the preceding Section VII.C gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, their successors or properties unless (a) a stipulation with respect to the amount and nature of such Claim has been entered into by either of the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, as applicable, and the Holder of such Claim in connection with the rejection of such executory contract or unexpired lease, or (b) a Proof of Claim is Filed and served on Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, and counsel for Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, within 30 days after the Effective Date or such earlier date as established by the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court,. all Allowed Claims arising from the rejection of executory contracts or unexpired leases shall be treated as Claims in Class A10, B5 or C5, as applicable.

                   VIII. ACCEPTANCE OR REJECTION OF THE PLAN

A.       Voting Classes.

     The Holders of Allowed Claims and Interests in Classes A1, A2, A3, A4, A5, A6, A7, A9, A10, A11, A13, A14, A16, A18, A20, A21, B1, B2, B5, B6, C1, C2, C5
and C6 are Impaired and shall be entitled to vote to accept or reject this Plan.

B.       Presumed Acceptances of Plan.

     The Holders of Allowed Claims and Interests in Classes A8, A12, A15, A17, A19, A22, A23, B3, B4, B7, C3, C4 and C7 are not Impaired under the Plan and, therefore, are conclusively presumed to accept the Plan.

C.       Confirmability of Plan and Cramdown

     To the extent that any Impaired Class votes to reject the Plan or is deemed to have rejected this Plan, the Debtors and the CMI Equity Committee will request that the Bankruptcy Court confirm this Plan under the "cramdown" provisions of Section 1129(b) of the Bankruptcy Code.

            IX. MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN

A.       Corporate Structure.

     On the Effective Date, CMI will become Reorganized CMI, CMM will become Reorganized CMM, and Holdings will became Reorganized Holdings. Reorganized CMM will be a wholly-owned subsidiary of Reorganized CMI, and Reorganized CMI will be the general partner of Reorganized Holdings.

B.       Corporate Action.

1.       Cancellation of Old Securities and Related Agreements.

     On the Effective Date, except as otherwise provided by this Plan, the Old Securities and all instruments, indentures and agreements evidencing or governing such Old Securities shall be deemed terminated, canceled, extinguished and of no further force or effect without any further action on the part of the Bankruptcy Court, or any Person or any government entity or agency, and except as otherwise provided herein, the Debtors and the Reorganized Debtors shall be released from any and all obligations under such securities, instruments, indentures and agreements. Holders of cancelled Old Securities will have no rights arising from or relating to such Old Securities or the cancellation thereof, except the rights provided pursuant to this Plan.

2.       Articles of Incorporation and Bylaws for Reorganized CMI.

     On the Effective Date, Reorganized CMI shall be deemed to have adopted the Reorganized CMI Articles of Incorporation and the Reorganized CMI Bylaws pursuant to applicable nonbankruptcy law and Section 1123(a)(5)(I) of the Bankruptcy Code. The Reorganized CMI Articles of Incorporation contain amendments providing for, among other matters, an increase in authorized shares from 120 million to 375 million, (consisting of 300 million shares of common stock and 75 million shares of preferred stock); authority for the Board of Directors to increase authorized shares without action by stockholders; new excess share provisions relating to the transfer, acquisition and redemption of capital stock addressing ownership limitations for CMI and the treatment of excess stock intended to ensure compliance with the Internal Revenue Code of 1986 (such excess share provisions are also intended to serve as an antitakeover device in connection with any hostile acquisition, even though Reorganized CMI's REIT status would not be threatened by such acquisition); deletion of certain antitakeover provisions (however CMI will remain subject to the Maryland business combination statute); a change in the vote required for (a) removal of directors, (b) amendments to Article XI (excess share provisions), and (c) amendments to Article XIII (conflict with terms of any class or series of preferred stock) from a majority to 66 2/3; changes in how vacancies on the Board of Directors and newly created directorships are filled; and prohibition of the issuance of nonvoting equity securities to the extent required by Section 1123(a)(6) of the Bankruptcy Code. The Reorganized CMI Bylaws contain amendments providing for, among other matters, advance notice of matters to be presented at annual meetings of stockholders and advance notice of nominees for director. The Reorganized CMI Articles of Incorporation and the Reorganized CMI Bylaws will become effective, without any requirement of further action by stockholders of CMI or Reorganized CMI, on the Effective Date. The Reorganized CMI Articles of

Incorporation shall be filed with the Maryland Department of Assessments and Taxation on the Effective Date.

3.       Articles of Incorporation and Bylaws for Reorganized CMM.

     On the Effective Date, Reorganized CMM shall be deemed to have adopted the Reorganized CMM Articles of Incorporation and the Reorganized CMM Bylaws pursuant to applicable non-bankruptcy law and Section 1123(a)(5)(I) of the Bankruptcy Code. The Reorganized CMM Articles of Incorporation will be amended to prohibit the issuance of nonvoting equity securities to the extent required by Section 1123 (a) (6) of the Bankruptcy Code. The Reorganized CMM Articles of Incorporation and the Reorganized CMM Bylaws will become effective, without any requirement of further action by the stockholder of CMM or Reorganized CMM, on the Effective Date. If the foregoing amendment is required, then the Reorganized CMM Articles of Incorporation shall be filed with the Maryland Department of Assessments and Taxation on the Effective Date.

4.       Directors and Management of Reorganized CMI.

     As of the Effective Date, the Persons identified at or before the Confirmation Hearing in a schedule to be Filed by CMI with the Bankruptcy Court will serve as the initial members of the Board of Directors of Reorganized CMI. Such Persons shall be deemed elected to the Board of Directors of CMI, and such elections shall be deemed effective as of the Effective Date, without any requirement of further action by stockholders of CMI or Reorganized CMI. The initial officers of Reorganized CMI shall be selected by the Board of Directors of Reorganized CMI and their names will be disclosed in a schedule to be Filed with the Bankruptcy Court at or before the Confirmation Hearing. Subject to any requirement of Bankruptcy Court approval under Section 1129(a)(5) of the Bankruptcy Code, those persons identified or designated as directors and officers of Reorganized CMI in the schedule to be Filed with the Bankruptcy Court at or before the Confirmation Hearing shall assume their offices as of the Effective Date and shall continue to serve in such capacities thereafter, pending further action of the Board of Directors or stockholders of Reorganized CMI in accordance with the Reorganized CMI Bylaws, Reorganized CMI Articles of Incorporation and applicable state law.

5.       Directors and Management of Reorganized CMM and Reorganized Holdings.

     As of the Effective Date, the Persons identified at or before the Confirmation Hearing in a schedule to be Filed by CMM with the Bankruptcy Court will serve as the initial members of the Board of Directors of Reorganized CMM. Such Persons shall be deemed elected to the Board of Directors of CMM, and such elections shall be deemed effective as of the Effective Date, without any requirement of further action by stockholders of CMM or Reorganized CMM. The initial officers of Reorganized CMM shall be selected by the Board of Directors of Reorganized CMM and their names will be disclosed in a schedule to be Filed with the Bankruptcy Court at or before the Confirmation Hearing. Subject to any requirement of Bankruptcy Court approval under Section 1129(a)(5) of the Bankruptcy Code, those persons identified or designated as directors and officers of Reorganized CMM in the schedule to be Filed with the Bankruptcy Court at or before the Confirmation Hearing shall assume their offices as of the Effective Date and shall continue to serve in such capacities thereafter, pending further action of the Board of

Directors or the stockholder of Reorganized CMM in accordance with the Reorganized CMM Bylaws, Reorganized CMM Articles of Incorporation and applicable state law.

     As of the Effective Date, Reorganized CMI shall remain the sole general partner of Reorganized Holdings and CMSLP shall remain the sole limited partner in Reorganized Holdings. It is contemplated that at some time after the Effective Date, Reorganized Holdings will be dissolved unless the partners in Reorganized Holdings otherwise determine.

         6.       No Further Corporate Action.

     Each of the matters provided for under this Plan involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by or required of any Debtor or Reorganized Debtor (including, without limitation, approval of the issuance of the New Securities) shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by stockholders or directors of any of the Debtors or Reorganized Debtors.

C.       Implementation.

     The Debtors, Reorganized CMI, Reorganized CMM and Reorganized Holdings are hereby authorized and directed to take all necessary steps, and perform all necessary acts, to consummate the terms and conditions of this Plan on and after the Effective Date. On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate or further evidence the terms and conditions of this Plan and the other agreements referred to herein or contemplated hereby.

D.       Effectuating Documents and Actions.

     The Debtors, Reorganized CMI, Reorganized CMM and Reorganized Holdings, as the case may be, and each of their respective appropriate officers shall be authorized to execute and deliver such contracts, instruments, releases, and other agreements or documents and take such other actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan, the transactions provided for in the Plan and all other actions in connection herewith.

E.       Term of Injunctions or Stays.

     Unless provided in the Confirmation Order or otherwise, all injunctions or stays imposed in the Reorganization Cases pursuant to Sections 105 and 362 of the Bankruptcy Code or otherwise in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.

F.       No Interest; Disallowance of Penalties and Premiums.

     Except as expressly provided herein, no Holder of an Allowed Claim or Allowed Interest shall receive interest on the distribution to which such Holder is entitled hereunder, regardless of whether such distribution is made on the Effective Date or thereafter. Any and all Claims for or in the nature of penalties or premiums allegedly owing shall be disallowed including, but not limited to, prepayment penalties, penalty interest, makewhole premiums or prepayment premiums.

G.       Retiree Benefits.

     On and  after  the  Effective  Date,  to the  extent  required  by  Section
1129(a)(13) of the Bankruptcy Code, Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, shall continue to pay all retiree benefits (if any), as the term "retiree benefits" is defined in Section 1114(a) of the Bankruptcy Code, maintained or established by the Debtors prior to the Confirmation Date.

H.       Recapitalization Financing Including Issuance of New Securities.

     On the Effective Date, the Recapitalization Financing shall be funded and become effective and the CMBS Sale Portfolio, if not already sold, shall be sold as parts of effectuating consummation of this Plan. On the Effective Date, Reorganized CMI will issue the New Securities in accordance with this Plan. The issuance of the New Securities and all securities issuable upon conversion of the New Securities is hereby authorized pursuant to Section 1145 of the Bankruptcy Code, without further action under applicable law. In addition, on the Effective Date, the Reorganized Debtors will implement and, to the extent applicable, receive the proceeds of the New Debt in accordance with the terms of the applicable documents with respect thereto. On the Effective Date, all securities, instruments, corporate documents, and agreements entered into pursuant to or contemplated by the Plan, including, without limitation, the New Securities, any other security and any instrument, corporate document, or agreement entered into in connection with any of the transactions referenced in this Section or Section IX.I, shall become effective, binding and enforceable in accordance with their respective terms and conditions upon the parties thereto without further act or action under applicable law, regulation, order or rule, and shall be deemed to become effective simultaneously.

I.       Sale of the CMBS Sale Portfolio.

     On or before the Effective Date, the commercial mortgage-backed securities and any other assets in the CMBS Sale Portfolio shall be sold in accordance with the terms of this Plan and any Orders with respect thereto entered by the Bankruptcy Court. The net proceeds thereof shall be used to pay Allowed Secured Claims in accordance with any Orders entered by the Bankruptcy Court with respect thereto and otherwise used as part of the funding of this Plan.

J.       Potential New Equity Investment and Rights Offering.

     Although not required to fund this Plan, the Debtors, in consultation with the CMI Equity Committee, may seek new equity capital from one or more investors to partially fund the Reorganized Debtors and this Plan as Recapitalization Financing. In such event, this Plan will be amended to appropriately reflect such new equity capital transaction, in a manner consistent with Exhibits 1 and 2 hereto. If new equity capital is sought, it is likely to take the form of a private issuance of preferred stock with such relative rights and preferences as may be agreed to consistent with the terms of this Plan.

     In the event new equity capital is sought from an investor, it is also anticipated that an offering of rights to purchase common stock or a new series of preferred stock, with rights and preferences similar to the preferred stock likely to be issued to the new equity capital investor but with limited voting rights, would be made to Holders of CMI Common Stock. Such rights offering would be developed in consultation with the CMI Equity Committee. Such rights offering would commence on the Effective Date and would be for a percentage of the aggregate face value of the securities issued to the new equity capital investor. All or a portion of the proceeds of the rights offering may be used to redeem at face value the securities issued to the new equity investor.

     Even if CMI does not seek new equity from an investor, an offering of rights to purchase CMI Common Stock may be made to Holders of CMI Common Stock in connection with this Plan. Such rights offering would be developed in consultation with the CMI Equity Committee.

     In the event new equity capital is sought from an investor and a rights offering is made to Holders of CMI Common Stock or a rights offering is made to Holders of CMI Common Stock independent of any new equity investment by an investor, the CMI Common Stock will be exchanged for new CMI Common Stock (on a one share per one share basis) and rights (one right per share) structured to ensure that the value of the CMI Common Stock exchanged exceeds the value of the fresh capital raised in the rights offering, thereby making the exchange principally in exchange for an interest and only partly for cash and rendering applicable the limited transactional exemption from securities law registration afforded by Section 1145 of the Bankruptcy Code. If a rights offering is made and an exchange of CMI Common Stock, consistent with the foregoing, is effected, then CMI's existing Series B Preferred Stock, Old Series D Preferred Stock, Series E Preferred Stock and Stock Options would be exchanged for new Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Stock Options, as applicable.


K.       Second Amended and Restated Stock Option Plan.

     On or prior to the Effective Date, the Second Amended and Restated Stock Option Plan will be adopted by CMI to be effective on the Effective Date and, by voting to accept this Plan, all Holders of Class A21 Interests shall be deemed to have ratified and approved the Second Amended and Restated Stock Option Plan. Additionally, upon entry of a Confirmation Order, the Bankruptcy Court shall, consistent with Maryland and federal law, be deemed to have approved the Second Amended and Restated Stock Option Plan (including the increase in the number of shares of CMI Common Stock with respect to which options may be granted and the extension of the time in which options may be granted) on behalf of CMI's stockholders and in satisfaction of Section 422 of the Internal Revenue Code. Following the Effective Date, the Board of Directors of Reorganized CMI may further amend or modify the Second Amended and Restated Stock Option Plan in accordance with the terms thereof and any such further amendment or modification shall not require amendment of this Plan. The Second Amended and Restated Stock Option Plan amends CMI's Amended and Restated Stock Option Plan for Key Employees to, among other matters, provide for an increase in the number of shares of CMI Common Stock with respect to which options may be granted from 2,092,903 (as adjusted from 2 million shares as a result of the junior preferred stock dividend paid to common stockholders in November 1999 and consistent with a Bankruptcy Court Order which limits the full adjustment to 2,198,831 shares, contemplated by the terms and provisions of the Second Amended and Restated Stock Option Plan, until CMI emerges from Chapter 11) to 4,500,000; to extend the time in which options may be granted under the Plan from June 30, 2000 until June 30, 2002, and to effect changes consistent with current securities and tax laws. After the Effective Date it is expected that common stockholder approval of the material terms of the Second Amended Employee Stock Option Plan will be sought for purposes of becoming exempt from the deduction limits set forth in Section 162(m) of the Internal Revenue Code.

     CMI's Non-Employee Director Stock Option Plan in place prior to the Effective Date shall remain in place after the Effective Date and Reorganized CMI shall continue to honor such option plan.

L.       Affiliate Reorganization.

     In order to secure certain financing contemplated under this Plan with the commercial mortgage backed securities representing the equity interests in CBO-1 and CBO-2 (the "Equity Interests"), CMI anticipates that, as a part of this Plan, either (i) a reorganization of certain CMI affiliated entities will be effected resulting in REIT subsidiaries holding the Equity Interests or owning the stock in the qualified REIT subsidiaries holding the Equity Interests, or
(ii) the qualified REIT subsidiaries holding the Equity Interests or the trusts holding the underlying assets will elect REIT status (and other actions will be taken as necessary to effect such election); with the intent to secure such financing with a pledge of stock in the REITs, in lieu of a direct pledge of the Equity Interests. In addition, certain other actions may be taken as necessary to implement the foregoing. All of the actions taken in accordance with this Section shall be consistent with the provisions of Exhibit 2 hereto governing the treatment of Class A9 and Class A10.

                 X. CONFIRMATION AND EFFECTIVE DATE CONDITIONS

A.       Conditions to Confirmation.

     Confirmation of this Plan is conditioned upon satisfaction of the applicable provisions of Section 1129 of the Bankruptcy Code and entry of a Confirmation Order by the Bankruptcy Court in form and substance satisfactory to the Debtors and the CMI Equity Committee. Among other things, the Confirmation Order shall authorize and direct that the Debtors, Reorganized CMI, Reorganized CMM and Reorganized Holdings take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with or contemplated by this Plan, including, but not limited to, those actions contemplated by the provisions of this Plan set forth in Section XII hereof, and shall provide that all New Securities to be issued to Holders of Claims and Interests pursuant to this Plan and all securities issuable upon the conversion of the New Securities are exempt from registration under federal and state securities laws (other than the Trust Indenture Act) pursuant to Section 1145 of the Bankruptcy Code and that the solicitation of Holders of CMI Common Stock, Series B Preferred Stock and Old Senior Notes is exempt under Rule 14a-2(a)(4) of the proxy regulations under the Securities Exchange Act of 1934.

B.       Conditions to Effective Date.

     1. The Effective Date will not occur and this Plan will not be consummated unless and until each of the following conditions has been satisfied or waived by the Debtors and the CMI Equity Committee:

     a. The Confirmation Order in form and substance satisfactory to the Debtors and the CMI Equity Committee and entered by the Bankruptcy Court shall not have been modified in any respect.

     b. The Recapitalization Financing shall be funded in accordance with the terms of this Plan and the sale of the CMBS Sale Portfolio shall have been completed.

     c. All other actions and documents necessary to implement the transactions contemplated by this Plan on or before the Effective Date shall have been effected or executed.

     2. The Effective Date will not occur and this Plan will not be consummated unless all documents necessary to implement the transactions contemplated by this Plan shall be in form and substance acceptable to each of the parties required to execute same and all of such documents shall have been executed by and delivered to the appropriate parties. This condition may be waived by agreement among the Debtors, the CMI Creditors' Committee, the CMI Equity Committee, Merrill and GACC.


                         XI. EFFECTS OF PLAN CONFIRMATION

A.       Discharge of Debtors and Injunction.

     Except as otherwise provided in the Plan or the Confirmation Order: (i) on the Effective Date, the Debtors shall be deemed discharged and released to the fullest extent permitted by Section 1141 of the Bankruptcy Code from all Claims and Interests, including, but not limited to, demands, liabilities, Claims and Interests that arose before the Effective Date and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim or proof of Interest based on such Claim, debt or Interest is Filed or deemed Filed pursuant to Section 501 of the Bankruptcy Code, (b) a Claim or Interest based on such Claim, debt or Interest is allowed pursuant to Section 502 of the Bankruptcy Code, or (c) the Holder of a Claim or Interest based on such Claim, debt or Interest has accepted the Plan; and (ii) all Persons shall be precluded from asserting against Reorganized CMI, Reorganized CMM and Reorganized Holdings, their respective successors, or their respective assets or properties any other or further Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. Except as otherwise provided in the Plan or the Confirmation Order, the Confirmation Order shall act as a discharge of any and all Claims against and all debts and liabilities of the Debtors, as provided in Sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment against the Debtors at any time obtained to the extent that it relates to a Claim discharged.

     Except as otherwise provided in the Plan or the Confirmation Order, on and after the Effective Date, all Persons who have held, currently hold or may hold a debt, Claim or Interest discharged pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged debt, Claim or Interest: (i) commencing or continuing in any manner any action or other proceeding against the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, or their respective successors or their respective properties; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, or their respective successors or their respective properties; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, or their respective successors or their respective properties; and
(iv) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order. Any Person, including but not limited to the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages, from the willful violator.

B.       Limitation of Liability.

     None of the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, the members of the Committees, the Indenture Trustee, or any of their respective employees, officers, directors, agents, or representatives, or any professional persons employed by any of them (including, without limitation, their respective Designated Professionals), shall have any responsibility, or have or incur any liability, to any Person whatsoever (i) for any matter expressly approved or directed by the Confirmation Order or (ii) under any theory of liability (except for any claim based upon willful misconduct or gross negligence) for any act taken or omission made in good faith directly related to formulating, implementing, confirming, or consummating the Plan, the Disclosure Statement, or any contract, instrument, release or other agreement or document created in connection with or contemplated by the Plan; provided, that nothing in this Section XI.B shall limit the liability of any Person for breach of any express obligation it has under the terms of this Plan, or any documents executed in connection therewith or pursuant thereto, or under any other agreement or document entered into by such Person in accordance with or pursuant to the terms of this Plan (except to the extent expressly provided in the Confirmation Order) or for any breach of a duty of care owed to any other Person occurring after the Effective Date.

C.       Releases.

     On the Effective Date, each of the Debtors shall release unconditionally, and hereby is deemed to release unconditionally (i) each of the Debtors' then-current and former officers, directors, shareholders, employees, consultants, attorneys, accountants, financial advisors and other representatives (solely in their capacities as such) (collectively, the "Debtor Releasees") and (ii) the Committees and, solely in their capacity as members or representatives of the Committees, each member, consultant, attorney, accountant, financial advisor or other representative of the Committees (collectively, the "Committee Releasees") from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or after the Petition Date and up to and including the Effective Date in any way relating to the Reorganization Cases, the Plan or the Disclosure Statement.

     On the Effective Date, (i) each holder of a Claim or Interest who has voted in favor of the Plan shall be deemed to have unconditionally released the Debtor Releasees and the Committee Releasees from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever which any such holder may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or after the Petition Date and up to and including the Effective Date in any way relating to the Reorganization Cases, the Plan or the Disclosure Statement, excepting, however, from such release any obligation owing to a holder of an Allowed Claim or Allowed Interest provided for in this Plan or the Confirmation Order; and (ii) each holder of a Claim or Interest shall be deemed to have unconditionally released the Debtor Releasees and the Committee Releasees from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever which any such holder may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or after the Petition Date and up to and including the Effective Date (the "Released Rights"), for which Released Rights the holder is entitled to a claim or interest that receives or retains value as provided in the Plan.

D.       Indemnification.

     The obligations of the Debtors as of the Petition Date to indemnify their present and former directors or officers, respectively, against any obligations pursuant to the Debtors' articles of incorporation, by-laws, applicable state law or specific agreement or resolution, or any combination of the foregoing, shall survive confirmation of the Plan, remain unaffected thereby, be assumed by Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, and not be discharged. The Debtors shall fully indemnify, and Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, shall assume the Debtors' obligations to indemnify, any Person by reason of the fact that he or she is or was serving as a director, officer, employee, agent, professional, member, or other authorized representative (in each case, as applicable) of any of the Debtors (collectively, the "Indemnitees") against any claims, liabilities, actions, suits, damages, fines, judgments or expenses (including reasonable attorneys' fees and expenses), arising during the course of, or otherwise in connection with or in any way related to, the negotiation, preparation, formulation, solicitation, dissemination, implementation, confirmation and consummation of the Plan and the transactions contemplated thereby and the Disclosure Statement in support thereof, provided, however, that the foregoing indemnification shall not apply to any liabilities arising from the gross negligence or willful misconduct of any Indemnitee. In addition, Reorganized CMI shall fully indemnify the CMI Equity Committee and its professionals against any claims, liabilities, actions, suits, damages, fines, judgments or expenses (including reasonable attorneys' fees and expenses) as a result of or arising from the CMI Equity Committee being a co-proponent of the Plan and Disclosure Statement provided, however, that the foregoing indemnification shall not apply to any liabilities arising from gross negligence or willful misconduct of any such indemnitee. For purposes of the following sentences in this Section, reference to the term "Indemnitee" shall include the CMI

Equity Committee and its professionals.  If any claim,  action or proceeding is brought or asserted against an Indemnitee in respect of which indemnity may be sought from Reorganized CMI, Reorganized CMM or Reorganized Holdings, the Indemnitee shall promptly notify Reorganized CMI, in writing and, in any such event, Reorganized CMI shall assume the defense thereof including the employment of counsel reasonably satisfactory to the Indemnitee, and the payment of all expenses of such Indemnitee. The Indemnitee shall have the right to employ separate counsel in any such claim, action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (a) Reorganized CMI has agreed to pay the fees and expenses of such counsel, or (b) Reorganized CMI shall have failed to assume promptly the defense of such claim, action or proceeding or to employ counsel reasonably satisfactory to the Indemnitee in any such claim action or proceeding, or (c) the named parties in any such claim, action or proceeding (including any impleaded parties) include both the Indemnitee and Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, and the Indemnitee believes, in the exercise of its business judgment and in the opinion of its legal counsel, reasonably satisfactory to Reorganized CMI, that the joint representation of Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, and the Indemnitee will likely result in a conflict of interest (in which case, if the Indemnitee notifies Reorganized CMI in writing that it elects to employ separate counsel at the expense of Reorganized CMI, Reorganized CMI shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnitee). In addition, neither Reorganized CMI, nor Reorganized CMM nor Reorganized Holdings shall effect any settlement or release from liability in connection with any matter for which the Indemnitee would have the right to indemnification from Reorganized CMI, Reorganized CMM or Reorganized Holdings unless such settlement contains a full and unconditional release of the Indemnitee, or a release of the Indemnitee reasonably satisfactory in form and substance to the Indemnitee. Anything herein to the contrary notwithstanding, no Securities Claims shall be treated as part of Classes A9 or A10 under the Plan.

E.       Vesting of Assets.

     Except as otherwise provided in the Plan or the Confirmation Order, on the Effective Date, all property of CMI's Estate shall vest in Reorganized CMI and all property of CMM's Estate shall vest in Reorganized CMM and all property of Holdings' estate shall vest in Reorganized Holdings, all free and clear of all Claims, liens, encumbrances and Interests of Holders of Claims and Holders of Old Securities. From and after the Effective Date, Reorganized CMI, Reorganized CMM and Reorganized Holdings may operate their business and use, acquire and dispose of property and settle and compromise claims or interests arising on or after the Effective Date without supervision by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order.

F.       Preservation of Causes of Action.

     Except as otherwise provided herein, or in any contract, instrument, release or other agreement entered into in connection with or pursuant to the Plan, Reorganized CMI, Reorganized CMM and Reorganized Holdings shall retain (and may enforce) any claims, rights and causes of action that the Debtors or the Estates may hold against any Person, including, but not limited to, any claims, rights or causes of action under Sections 544 through 550 of the Bankruptcy Code or any similar provisions of state law, or any other statute or legal theory.

G.       Retention of Bankruptcy Court Jurisdiction.

     To the maximum extent permitted by the Bankruptcy Code and other applicable law, the Bankruptcy Court shall have jurisdiction of all matters arising out of, and related to, the Reorganization Cases and the Plan pursuant to, and for the purpose of, Sections 105(a) and 1142 of the Bankruptcy Code, including, without limitation, jurisdiction to:

     1. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim, the resolution of any objections to the allowance or priority of Claims or Interests and the resolution of any dispute as to the treatment necessary to reinstate a Claim pursuant to this Plan;

     2. Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Plan, for periods ending before the Effective Date;

     3. Resolve any matters related to the assumption or rejection of any executory contract or unexpired lease to which any of the Debtors is a party or with respect to which any of the Debtors may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

     4. Ensure that distributions to Holders of Allowed Claims or Allowed Interests are accomplished pursuant to the provisions of this Plan;

     5. Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings that may be pending on the Effective Date;

     6. Enter such Orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with or pursuant to this Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided herein;

     7. Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of this Plan or the Confirmation Order, including the release and injunction provisions set forth in and contemplated by this Plan and the Confirmation Order, or any entity's rights arising under or obligations incurred in connection with this Plan or the Confirmation Order;

     8. Enter such Orders as may be necessary or appropriate to correct any defect, cure any omission, or reconcile any inconsistency in this Plan or the Confirmation Order as may be necessary to carry out the purposes and intent of this Plan;

     9. Enter such Orders as may be necessary or appropriate to enforce, implement or interpret the terms and conditions of this Plan and resolve any objections filed with respect to any actions proposed to be taken in connection with or pursuant to the provisions of this Plan;

     10. Enter such Orders as may be necessary or appropriate to approve agreements, settlements or compromises in connection with matters pending on the Effective Date or arising thereafter in connection with implementation of provisions of this Plan;

     11. Determine all adversary proceedings and contested matters to recover or enforce rights with respect to property of any of the Debtors or their Estates or to obtain other relief relating to causes of actions or claims under the Bankruptcy Code or other applicable law including, but not limited to, any actions brought under Sections 541 through 553 of the Bankruptcy Code;

     12. Determine matters concerning state, local or federal taxes pursuant to Sections 346, 505, 525, 1146 and any other tax-related provisions of the Bankruptcy Code;

     13. Enter such Orders as may be necessary or appropriate to enforce and interpret the provisions of the Confirmation Order;

     14. Subject to any restrictions on modifications provided herein or in any contract, instrument, release, indenture or other agreement or document created in connection with this Plan, modify this Plan before or after the Effective Date pursuant to Section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with or pursuant to this Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court Order, this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with or pursuant to this Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate this Plan, to the extent authorized by the Bankruptcy Code;

     15. Issue injunctions, enter and implement other Orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of this Plan or the Confirmation Order;

     16. Enter and implement such Orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

     17. Except as otherwise provided in this Plan, or with respect to specific matters, in the Confirmation Order or any other Order entered in connection with the Reorganization Cases, determine any other matters that may arise in connection with or relating to this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with or pursuant to this Plan, the Disclosure Statement or the Confirmation Order; and

     18. Enter an Order or Orders closing the Reorganization Cases.

H.       Failure of Bankruptcy Court to Exercise Jurisdiction.

     If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction, or is otherwise without jurisdiction over any matter arising out of the Reorganization Cases, including the matters set forth in Section XI.G above, Section XI.G shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

I.       Committees.

     On the Effective Date, all Committees shall be dissolved and the members of such Committees and their professionals shall be released and discharged from all further rights and duties arising from or related to the Reorganization Cases. The professionals retained by such Committees and the members thereof shall not be entitled to compensation or reimbursement of expenses incurred for services rendered after the Effective Date other than for services rendered in connection with any application for allowance of compensation and reimbursement of expenses pending as of, or timely Filed after, the Effective Date.

                         XII. MISCELLANEOUS PROVISIONS

A.       Final Order.

     Any requirement in this Plan that an Order be a Final Order may be waived by the Debtors (or Reorganized Debtors, if applicable); provided, that nothing contained herein or elsewhere in this Plan shall prejudice the right of any party in interest to seek a stay pending appeal with respect to such order.

B.       Modification of the Plan.

     The Debtors and the CMI Equity Committee reserve the right to modify this Plan at any time prior to the Confirmation Date as provided for by Section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to Section 1125 of the Bankruptcy Code, except as the Bankruptcy Court may otherwise order.

     If, after receiving sufficient acceptances but prior to Confirmation of this Plan, the Debtors and the CMI Equity Committee seek to modify this Plan, the Debtors and the CMI Equity Committee can use such previously solicited acceptances only to the extent permitted by applicable law.

     The Debtors and the CMI Equity Committee reserve the right after the Confirmation Date and before the Effective Date to modify the terms of this Plan or waive any conditions to the effectiveness thereof if and to the extent the Debtors and the CMI Equity Committee determine that such modifications or waivers are necessary or desirable to consummate this Plan. The

Debtors will give such Holders of Claims and Interests notice of such modifications or waivers as may be required by applicable law and the Bankruptcy Court, and any such modifications shall be subject to the approval of the Bankruptcy Court to the extent required by, and in accordance with, Section 1127 of the Bankruptcy Code.

     The CMI Equity Committee will join in modifications proposed by the Debtors in accordance with the foregoing in the exercise of such Committee's reasonable discretion.

     Anything in this Section XII.B. to the contrary notwithstanding, any modifications of or amendments to, or waivers of any conditions to the effectiveness of, this Plan prior to the Effective Date that materially affect the treatment or recovery of the Holders of Class A9 or A10 Allowed Claims require the consent of the CMI Creditors' Committee; provided, however, that it is hereby agreed that any change in the amount of payments, timing of payments, term of the New Debt as defined in Exhibit 2 hereto, Collateral as defined in
Exhibit 2 hereto, liens, rights or default remedies available to the Holders of Class A9/A10 Notes or of any other specific provisions of Exhibit 2 hereto shall be deemed material for purposes of this paragraph.

C.       Revocation of the Plan.

     The Debtors reserve the right to revoke or withdraw this Plan prior to the Confirmation Date. If the Debtors revoke or withdraw this Plan, or if Confirmation does not occur, then this Plan shall be null and void, and all of the Debtors' respective obligations with respect to the Claims and Interests shall remain unchanged and nothing contained herein or in the Disclosure Statement shall be deemed an admission or statement against interest or to constitute a waiver or release of any claims by or against either Debtor or any other Person or to prejudice in any manner the rights of either Debtor or any Person in any further proceedings involving either Debtor or any Person.

D.       Application of Section 1145 of the Bankruptcy Code and Federal
          Securities Laws.

     All New Securities to be issued to Holders of Claims and Interests pursuant to this Plan, and all securities issuable upon the conversion of any of the New Securities shall be exempt from registration under federal and state securities laws pursuant to Section 1145 of the Bankruptcy Code. The solicitation of Holders of CMI Common Stock, Series B Preferred Stock and Old Senior Notes shall be exempt under Rule 14a-2(a)(4) of the proxy regulations under the Securities Exchange Act of 1934.

E.       Application of Section 1146(c) of the Bankruptcy Code.

     The implementation and enforcement of any provisions of this Plan transferring assets or property, including but not limited to sales of the commercial mortgage-backed securities and any other property in the CMBS Sale Portfolio, and the making, delivery or recording of any "instrument of transfer" in connection with or pursuant to this Plan, shall not be taxed under any law imposing a stamp tax, transfer tax or a similar tax pursuant to Section 1146(c) of the Bankruptcy Code.

F.       Successors and Assigns.

     The rights, benefits and obligations of any Person named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, trustee, administrator, successor or assign of such Person.

G.       Saturday, Sunday or Legal Holiday.

     If any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

H.       Committee Action.

     With respect to the action of any of the Committees under this Plan, any such action shall be duly authorized by majority vote of committee members at a meeting, in person or by telephone, at which a quorum of such committee is present or by majority consent of the members of such committee then serving.

I.       Post-Effective Date Effect of Evidences of Claims or Interests.

     Except as otherwise specified herein, notes, bonds, stock certificates and other evidences of Claims against or Interests in the Debtors, and all Instruments of the Debtors (in either case, other than those executed and delivered as contemplated hereby in connection with the consummation of this
Plan), shall, effective upon the Effective Date, represent only the right to participate in the distributions contemplated by this Plan.

J.       Governing Law.

     Unless a rule of law or procedure is supplied by (i) federal law (including the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules), (ii) an express choice of law provision in any agreement, contract, instrument, or document provided for, or executed in connection with, this Plan, or (iii) applicable non-bankruptcy law, the rights and obligations arising under this Plan and any agreements, contracts, documents, and instruments executed in connection with or pursuant to this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland without giving effect to the principles of conflict of laws thereof.

K.       No Liability for Solicitation or Participation.

     As specified in Section 1125 (e) of the Bankruptcy Code, Persons that solicit acceptances or rejections of this Plan and/or that participate in the offer, issuance, sale, or purchase of securities offered or sold under or in connection with this Plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, shall not be liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan or the offer, issuance, sale, or purchase of securities.

L.       Severability of CMM Provisions.

     If so ordered by the Bankruptcy Court at the Confirmation Hearing, the Plan provisions herein for CMM may be confirmed independently of confirmation of the Plan provisions for CMI and Holdings.

M.       No Admissions or Waiver of Objections.

     Notwithstanding anything herein to the contrary, if the Effective Date does not occur, nothing contained in this Plan shall be deemed as an admission by the Debtors, the CMI Equity Committee or any other party with respect to any matter set forth herein, including, without limitation, liability on any Claim or the propriety of any Claims classification. Neither the Debtors nor the CMI Equity Committee are bound by any statements herein or in the Disclosure Statement as judicial admissions.


DATED:  July 21, 2000
                (as amended November 22, 2000)

                                              CRIIMI MAE Inc.
                                              a Maryland corporation


                                              By:      /s/   Cynthia O. Azzara
                                              Name: Cynthia O. Azzara
                                              Title:   Senior Vice President

                                              CRIIMI MAE Management, Inc.
                                               a Maryland corporation

                                               By:      /s/    Cynthia O. Azzara
                                               Name: Cynthia O. Azzara
                                               Title:   Senior Vice President

                                               CRIIMI MAE Holdings II, L.P.
                                                a Delaware Limited Partnership

                                               By:      CRIIMI MAE Inc.
                                               its General Partner

                                               By:      /s/    Cynthia O. Azzara
                                               Name: Cynthia O. Azzara
                                               Title:   Senior Vice President

VENABLE, BAETJER AND HOWARD, LLP               AKIN, GUMP, STRAUSS HAUER
                                                & FELD L.L.P.

By:      /s/   Richard L. Wasserman            By:  /s/  Stanley J. Samorajczyk
     Richard L. Wasserman                      Stanley J. Samorajczyk
     Gregory A. Cross                          Michael S. Stamer
     1800 Mercantile Bank and Trust Building   1333 New Hampshire Ave., NW
     Two Hopkins Plaza                         Washington, D.C. 20036
     Baltimore, Maryland 21201                 (202) 887-4000
     (410) 244-7400

SHULMAN, ROGERS, GANDAL,
   PORDY & ECKER, P.A.

By:      /s/    Morton A. Faller....
      Morton A. Faller
      11921 Rockville Pike
      Third Floor
      Rockville, MD 20852-2753
      (301) 231-0928



CO-PROPONENT:
Official Committee of Equity Security Holders of CRIIMI MAE Inc.


By:      /s/    Michael F. Wurst
      Name:    Michael F. Wurst
      Title:   Co-Chairman

COVINGTON & BURLING

By:      /s/    Dennis B. Auerbach
      Michael St. Patrick Baxter
      Dennis B. Auerbach
      1201 Pennsylvania Ave., NW
      Washington, D.C. 20044
      (202) 662-6000

Attorneys for the Official Committee
   of Equity Security Holders of CRIIMI MAE Inc.

                                 EXHIBIT 1

     The Amended and Restated Terms of the Chapter 11 Plan Treatment of Merrill Lynch Mortgage Capital Inc. and German American Capital Corporation is hereby incorporated by reference, in its entirety, to Exhibit 1 to Exhibit 2 to Exhibit
99.6 of the Current Report filed on Form 8-K with the Securities and Exchange Commission on September 22, 2000.

                                 EXHIBIT 2

     The Amended Terms of Chapter 11 Plan Treatment of Class A9 and Class A10 Claims by the Debtors' Third Amended Joint Plan of Reorganization is hereby incorporated, in its entirety, by reference to Exhibit 2 to Exhibit 2 to Exhibit
99.6 of the Current Report filed on Form 8-K with the Securities and Exchange Commissions on September 22, 2000.

                                 EXHIBIT 3

     The Series E Convertible Preferred Stock Term Sheet is hereby incorporated, in its entirety, by reference to Exhibit 3 to Exhibit 2 to Exhibit 99.6 of the Current Report filed on Form 8-K with the Securities and Exchange Commission on September 22, 2000.

EXHIBIT 99.1


                    IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF MARYLAND
                               Greenbelt Division

                                                )
                                                )
In re                                           )
                                                )
CRIIMI MAE Inc., et al.,                        )        Chapter 11
                                                )        Case Nos. 98-2-3115(DK)
                      Debtors.                  )        through 98-2-3117(DK)
                                                )        (Jointly Administered)
                                                )

                            ORDER CONFIRMING DEBTORS'
                   THIRD AMENDED JOINT PLAN OF REORGANIZATION

     CRIIMI MAE Inc. ("CMI"), CRIIMI MAE Management, Inc. ("CMM") and CRIIMI MAE Holdings II, L.P. ("Holdings") (collectively the "Debtors"), together with the Official Committee of Equity Security Holders of CMI (the "CMI Equity Committee"), as co-proponents, having filed the Debtors' Third Amended Joint Plan of Reorganization, dated July 21, 2000, including all exhibits thereto and the modifications thereof approved by this Court and referred to in paragraph "A" hereinbelow (the "Plan")1, this Court having entered an Order (i) Approving Disclosure Statement; (ii) Fixing Time within which Creditors and Equity Interest Holders May Vote to Accept or Reject Plan of Reorganization; (iii) Fixing Date, Time and Place for Hearing on Confirmation of Plan; (iv) Approving Form of Ballots and Voting Procedures; and (v)

     Approving Manner of Notice on August 24, 2000 (the "Order Approving Disclosure Statement"); this Court having established in the Order Approving Disclosure Statement October 20, 2000 at 5:00 p.m. Eastern Time as the deadline for submitting ballots accepting or rejecting the Plan;2 the Debtors having filed the Affidavits of Bankruptcy Services, LLC ("BSI") of service of notice of the Confirmation Hearing and the Solicitation Packages to holders of Claims and Interests entitled to vote to accept or reject the Plan, and to other parties in interest (the "BSI Notice Affidavit") in accordance with the Order Approving Disclosure Statement; the Debtors having filed the Affidavits of Publication with respect to publication of the notice of the Confirmation Hearing in The Wall Street Journal, The Washington Post and The Baltimore Sun (collectively, the "Publication Affidavits") in accordance with the Order Approving Disclosure Statement; this Court having established in the Order Approving Disclosure Statement November 15, 2000 at 10:00 a.m. Eastern Time as the date and time of the hearing to consider confirmation of the Plan pursuant to 1129 of the Bankruptcy Code (the "Confirmation Hearing"); the Debtors having filed the Affidavit of BSI Certifying the Ballots Accepting or Rejecting Third Amended Joint Plan of Reorganization of CRIIMI MAE Inc., et. al., on November 3, 2000 (the "BSI Voting Affidavit"); a hearing having been held on November 15, 2000 pursuant to 1128(a) of the Bankruptcy Code after due and proper notice; upon consideration of the objections to confirmation filed by Marilyn Ruh, Merrill Lynch Mortgage Capital Inc. ("Merrill") and German American Capital Corporation ("GACC"); the Court having heard testimony, received exhibits entered into evidence, reviewed the pleadings and other proceedings of record herein and having heard the arguments of counsel; and upon the record of the Confirmation Hearing and all the proceedings held before this Court herein; and after due deliberation and sufficient cause appearing therefor, this Court hereby makes the following findings of fact and conclusions of law,3 and hereby grants this Order Confirming Debtors' Third Amended Joint Plan of Reorganization (the "Confirmation Order"):

                                 FINDINGS OF FACT
                              AND CONCLUSIONS OF LAW

     A. The modification of the Debtors' Third Amended Joint Plan of Reorganization as proposed by the Debtors and the CMI Equity Committee, as co-proponents, at the Confirmation Hearing, said modification having been filed with this Court on November 15, 2000, and the modification reflected in paragraph 17 hereinbelow, do not constitute a material modification of the Plan, do not adversely change the treatment of the Claim of any creditor or the Interest of any interest holder, do not cause the Plan to fail to meet the requirements of 1122 or 1123 of the Bankruptcy Code, satisfy the requirements of Rule 3019 of the Federal Rules of Bankruptcy Procedure and do not require resolicitation of acceptances or rejections or require any holders of Claims or Interests to be afforded an opportunity to change previously cast acceptances or rejections; no further notice or hearing is necessary with respect to such modifications; and as used herein, the term "Plan" shall refer to the Plan attached hereto as Exhibit 1, as modified by the modification attached hereto as Exhibit 2 and the modified provision in paragraph 17 hereinbelow.

     B. On October 5, 1998, the Debtors commenced these cases in good faith by filing voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. The Debtors were and are qualified to be debtors under 109 of the Bankruptcy Code. This Court has subject matter jurisdiction over the proceedings herein pursuant to 28 U.S.C. 1334. Confirmation of the Plan presents a core bankruptcy matter under 28 U.S.C. 157, over which this Court has jurisdiction to enter a final order. Venue of these cases is properly in this district pursuant to 28 U.S.C. 1408 and 1409.

     C. All holders of Claims and Interests and other parties in interest including Governmental Units have received due, proper and adequate notice of the Confirmation Hearing and have had an opportunity to appear and be heard at the Confirmation Hearing. The procedures by which the Ballots were distributed to holders of Claims and Interests and were tabulated were fair, properly conducted and in accordance with the Order Approving Disclosure Statement, the Bankruptcy Code, the Bankruptcy Rules, the local rules of the Bankruptcy Court and all other applicable laws, rules and regulations.

     D. The Plan complies with the applicable provisions of the Bankruptcy Code.

     E. The Plan properly classifies Claims and Interests and properly designates a convenience class as provided under 1122 of the Bankruptcy Code. Those electing convenience class treatment in Class A10 are set forth in the Affidavit of Diane Rocano filed herein on November 3, 2000. The Claims and Interests within each Class designated under the Plan are substantially similar. The Plan properly specifies the classes of Claims and Interests which are impaired and not impaired under the Plan, as required by 1123(a)(2) of the Bankruptcy Code, and properly specifies the treatment of each class of Claims and Interests which is impaired under the Plan, as required by 1123(a)(3) of the Bankruptcy Code. The Plan provides the same treatment for each Claim or Interest of a particular class, unless the holder of a particular Claim or Interest agrees to a less favorable treatment, in accordance with 1123(a)(4) of the Bankruptcy Code. The Plan provides adequate means for its implementation in accordance with 1123(a)(5) of the Bankruptcy Code. The Plan provides for and duly authorizes the amendments provided for in the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of Reorganized CMI. In addition, the Plan provides for and duly authorizes the actions necessary to effect the Affiliate Reorganization as outlined in Section IX.L. of the Plan, the Recapitalization Financing, the New Debt, the issuance of the New Securities and all securities issuable upon conversion of the New Securities (including the securities issuable upon conversion of the Class A9/A10 Notes in certain limited circumstances related to maintenance of REIT status, referred to herein as the "Noteholder Preferred Stock"), and the amendments provided for in the Second Amended and Restated Stock Option Plan. The Plan complies with 1123(a)(6) of the Bankruptcy Code and is consistent with the interests of creditors and equity security holders and with public policy with respect to the manner of selection of officers and directors and successors thereto in accordance with 1123(a)(6) and (a)(7) of the Bankruptcy Code.

     F. The Debtors, as proponents of the Plan, and the CMI Equity Committee, as co-proponent of the Plan, have complied with all applicable provisions of the Bankruptcy Code.

     G. The Debtors have served copies of the Disclosure Statement, Plan and the other documents in the Solicitation Package (as defined in the Order Approving Disclosure Statement) as required by the Order Approving Disclosure Statement and have caused appropriate notice to be published in The Wall Street Journal, The Washington Post and The Baltimore Sun as required by the Order Approving Disclosure Statement. The procedures by which the ballots and master ballots for acceptance or rejection of the Plan were solicited were fair, properly conducted and in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules and all other applicable laws, rules and regulations. As provided in 1125(e) of the Bankruptcy Code, the Debtors, the CMI Equity
Committee and their respective agents, directors, officers, employees and professionals, as applicable, have acted in good faith and in accordance with the applicable provisions of the Bankruptcy Code.

     H. The Plan has been proposed in good faith and not by any means forbidden by law. The Plan will fairly achieve a result consistent with the objectives and purposes of the Bankruptcy Code. Based upon the evidence, it is more probable than not that the Plan will allow the Debtors to reorganize by providing them with a capital structure that will enable them to satisfy their obligations with sufficient liquidity and resources to fund necessary expenditures and to otherwise conduct their businesses. Further, the Plan itself and the arm's length negotiations among the Debtors, the CMI Equity Committee, the Official Committee of Unsecured Creditors of CMI (the "CMI

Unsecured Committee"), the Official Committee of Unsecured Creditors of CMM
(the "CMM Unsecured Committee"), and the Debtors' secured creditors leading to the Plan's formulation, and the overwhelming acceptance by creditors and interest holders of the Plan, provide independent evidence that the Plan was proposed in good faith.

     I. In accordance with 1129(a)(4) of the Bankruptcy Code, any payment made or to be made by the Debtors, the CMI Equity Committee or any person issuing securities or acquiring property under the Plan, for services or for costs and expenses in, or in connection with, these cases, or in connection with the Plan and incident to these cases, has been approved by, or will be subject to the approval of, this Court as reasonable.

     J. The identity and affiliations of those individuals proposed to serve, after confirmation of the Plan and commencing on the Effective Date, as directors and officers of the Debtors have been disclosed in sufficient detail to comply with the requirements of 1129(a)(5) of the Bankruptcy Code. The appointment to or continuance in office of such individuals is consistent with the interests of creditors and equity security holders and with public policy. The identity of insiders who are proposed to be employed or retained by the Reorganized Debtors and the nature of their compensation, to the extent known, have been disclosed.

     K. No rate change within the meaning of 1129(a)(6) of the Bankruptcy Code is provided for in the Plan.

     L. Each impaired class of Claims and Interests in which there are any creditors or equity interest holders has accepted the Plan or is not impaired under the Plan. There are no holders of Claims in Classes A4, A6, A7, A11, B2, C1, C2 or C5, except to the extent, if any, First Union National Bank is determined to have an Allowed Class A7 Claim.

     M. Each holder of an impaired Claim or Interest has accepted the Plan or will receive or retain under the Plan property of a value, as of the Effective Date of the Plan, that is not less than the amount, if any, that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

     N. There are no holders of Claims who have made a 1111(b)(2) election.

     O. The Plan has been duly accepted in accordance with the provisions of 1126 of the Bankruptcy Code, and each class of Claims and Interests in which there is a creditor or equity security holder has duly accepted the Plan by the requisite number and amount or is not impaired under the Plan.

     P. Except as otherwise agreed, the Plan provides that the holders of Allowed Claims of a kind specified in 507(a)(1) through (a)(7) of the Bankruptcy Code, to the extent applicable, will be paid under the Plan provisions therefor in accordance with 1129(a)(9) of the Bankruptcy Code.

     Q. At least one class of Claims that is impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider. With respect to Holdings, there are no non-insider holders of Claims in any impaired class and thus no non-insider class of Claims is impaired under the Plan. The insider class of Claims voted to accept the Plan.

     R. The Plan is feasible. The Debtors have adequately demonstrated that confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of any Debtor, Reorganized Debtor, or any successor to any Reorganized Debtor under the Plan, except to the extent provided in the Plan for the possible dissolution of Reorganized Holdings at some time after the Effective Date. Upon the Effective Date, the Reorganized Debtors should have sufficient cash flow and capital resources to pay their obligations and liabilities as they become due and to satisfy their capital needs for the conduct of their businesses.

     S. All fees payable under 28 U.S.C. 1930 have been paid or will be paid by the Debtors or Reorganized Debtors, as applicable, when such fees are due and owing.

     T. The Plan provides for the continuation after the Effective Date of all retiree benefits (if any), as that term is defined in 1114(a) of the Bankruptcy Code, by the Reorganized Debtors, as applicable, as maintained or established by the Debtors prior to the Confirmation Date.


     U. All impaired classes of Claims and Interests in which there are creditors or equity interest holders have voted overwhelmingly to accept the Plan. The Plan does not discriminate unfairly and is fair and equitable within the meaning of the Bankruptcy Code. The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of 5 of the Securities Act of 1933.

     V. The Debtors' decisions regarding assumption and rejection of executory contracts and unexpired leases are based on and are within the sound business judgment of the Debtors and are in the best interests of the Debtors and their respective bankruptcy estates. The Loan Sale Agreement dated May 29, 1998 between CMI and

CRIIMI MAE CMBS Corp. is an executory contract assumed by CMI in accordance with the Plan.

     W. The  conditions  precedent to  confirmation  of the Plan as set forth in
Article X of the Plan have been satisfied.

     X. Pursuant to the applicable provisions of the Bankruptcy Code and other applicable law, including 105 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019(a), the settlements, releases, compromises, setoffs, waivers, discharges and injunctions set forth in the Plan are approved as integral parts of the Plan, and are hereby approved as fair, equitable, reasonable and in the best interests of the Debtors, Reorganized Debtors and their respective estates, creditors and equity security holders; provided that the release as modified in paragraph 17 hereinbelow shall control in lieu of the provisions set forth in the second paragraph of Article XI.C of the Plan.

     Y. Pursuant to 1142 of the Bankruptcy Code and 3-301 of the Maryland General Corporation Law, no action of the directors or stockholders of the Debtors or Reorganized Debtors will be required to authorize them (or any of their officers, employees or agents acting on their behalf) to effectuate and carry out the Plan and all orders of this Court relating thereto, to consummate the transactions contemplated by the Plan and such orders, or to take or do any other action or thing contemplated by the Plan or such orders as may be necessary or appropriate to fully effectuate the intent and purposes thereof, and all such actions and things hereby are or will be deemed to have been taken or done with like effect as if they had been authorized and approved by unanimous actions of the directors and the stockholders of the Debtors and the Reorganized Debtors.

     Z. Pursuant to 1125(e) of the Bankruptcy Code, the Debtors' transmittal of the Solicitation Packages, their solicitation of acceptances of the Plan and their issuance and distribution of the New Securities (including any securities issuable upon conversion of the New Securities such as the Noteholder Preferred Stock) and any other securities pursuant to the Plan are not and will not be governed by or subject to any otherwise applicable law, rule or regulation governing the solicitation or acceptance of a plan of reorganization or the offer, issuance, sale or purchase of securities. Pursuant to 1145(a) of the Bankruptcy Code, the offer, issuance and distribution of the New Securities (including any securities issuable upon conversion of the New Securities) and any other securities issuable pursuant to the Plan in respect of Claims or Interests shall be exempt from 5 of the Securities Act and any state or local law requiring registration prior to the offer, issuance, distribution or sale of securities. Without limiting the generality of the foregoing, pursuant to 1145(a) of the Bankruptcy Code, the following shall be exempt from 5 of the Securities Act and any state or local law requiring registration prior to the offer, issuance, distribution or sale of securities: (a) the offer, issuance and distribution of the Class A9 Notes and Class A10 Notes; and (b) the offer, issuance and distribution of any CMI Common Stock issued on the Effective Date as payment for accrued and unpaid dividends to holders of any series of CMI preferred stock (including the Former Series C Preferred Stock and Old Series D Preferred Stock). Pursuant to and to the fullest extent permitted under 1145 of the Bankruptcy Code, the resale of any of the securities referenced herein shall be exempt from 5 of the Securities Act and any state or local law requiring registration prior to the offer, issuance, distribution or sale of securities.

     AA. Pursuant to 1146(c) of the Bankruptcy Code, the issuance and distribution of the New Securities; the incurrence of the New Debt; the creation, modification, or recording of any security interest in connection with the New Debt or otherwise under the Plan; the securing of the New Debt; and the making, delivery or recording of any instrument of transfer under the Plan, including any assignments or other instruments of transfer executed in connection with the Plan, shall not be subject to any document recording tax, stamp tax or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall be, and hereby are, directed to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

     BB. The Debtors have disclosed that there will be various contracts, instruments, releases, notes, indentures and other agreements or documents and plans to be entered into, executed and delivered, adopted or amended by them in connection with the Plan (collectively, the "Plan Documents"), including the following: the Amended and Restated Articles of Incorporation, Amended and Restated Bylaws, Second Amended and Restated Stock Option Plan for Key Employees (the "Second Amended Stock Option Plan"); all documents and agreements relating to the New Debt including indentures, repurchase agreement, the Class A9/Class A10 Notes, security documents, articles supplementary and each other agreement, document or instrument to be entered into under or in connection with any New Debt document or agreement; and all other contracts, instruments, releases and other agreements and documents relating to or contemplated by the Plan. Pursuant to 3-301 of the Maryland General Corporation Law, no action of the directors or stockholders of CMI or Reorganized CMI was or will be required to authorize Reorganized CMI to enter into, execute and deliver, adopt or amend, as the case may be, the Plan Documents, and following the Effective Date, each of the Plan Documents to which Reorganized CMI is a party will be a legal, valid and binding obligation of Reorganized CMI, enforceable against Reorganized CMI in accordance with the respective terms thereof.

     CC. The Second Amended Stock Option Plan, admitted into evidence as Exhibit 8 at the Confirmation Hearing, has been approved by the Board of Directors of CMI to be effective on the Effective Date and, by voting to accept the Plan, all holders of Class A21 Interests are deemed to have ratified and approved the Second Amended Stock Option Plan. Additionally, upon entry of this Confirmation Order, the Second Amended Stock Option Plan shall be deemed an exhibit to and part of the Plan and the Bankruptcy Court shall, consistent with 3-301 of the Maryland General Corporation Law and federal tax law, be deemed to have approved the Second Amended Stock Option Plan on behalf of CMI's and Reorganized CMI's stockholders and in satisfaction of 422 of the Internal Revenue Code. After the Effective Date, the Board of Directors of Reorganized CMI may further amend or modify the Second Amended Stock Option Plan in accordance with the terms thereof (and subject to any other applicable restrictions), and any such further amendment or modification shall not require amendment of the Plan.

     DD. The sales of the assets constituting the CMBS Sale Portfolio, pursuant to the Plan and as part of funding the Plan (i) were and are duly authorized, valid, binding and enforceable and, pursuant to 363 of the Bankruptcy Code and the Maryland General Corporation Law, required no action of the stockholders of CMI, and (ii) were sold in accordance with all applicable laws, including federal and state securities laws.. All shares of CMI Common Stock issued pursuant to the Plan shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

     EE. Any Affiliate Reorganization implemented in connection with the New Debt as contemplated by the Plan and the Disclosure Statement, including the transfer of certain CMI assets to an affiliated entity of CMI or Reorganized CMI, shall be deemed duly authorized, valid, binding and enforceable. The implementation of any such Affiliate Reorganization shall require no further action by CMI's or Reorganized CMI's directors or stockholders.

BASED UPON THE FOREGOING FINDINGS OF FACT AND CONCLUSIONS OF LAW, it is therefore ORDERED that:
     1. The objection to confirmation of the Plan filed by Marilyn Ruh is overruled for the reasons set forth on the record of the Confirmation Hearing.
     2. The objections to confirmation of the Plan filed by Merrill and GACC have been settled on the terms set forth on the record of the Confirmation Hearing.
     3. The modification of the Plan proposed by the Debtors and the CMI Equity Committee as co-proponents of the Plan and attached hereto as Exhibit 2 and the modification reflected in paragraph 17 hereinbelow are hereby authorized and approved, and the Plan as referenced herein and confirmed by this Order shall be the Plan as modified by Exhibit 2 hereto and by the modification reflected in paragraph 17 hereinbelow. In the event of any direct inconsistency between the Plan and this Order, the terms of this Order shall govern and control. The Debtors shall file with this Court by Praecipe a copy of the Plan as modified in accordance with this Order, which shall constitute the Plan as confirmed by this Order.
     4. The Plan attached hereto as Exhibit 1 as modified by Exhibit 2 hereto and paragraph 17 hereinbelow meets all of the requirements of 1129 of the Bankruptcy Code and is hereby CONFIRMED.
     5. The Distribution Record Date for purposes of the Plan and for determining the Holders of Allowed Claims and Allowed Interests who are entitled to receive distributions under the Plan shall be (a) with respect to Holders of Allowed Claims, the date which is five Business Days after the Confirmation Date and (b) with respect to Holders of Allowed Interests, the date(s) fixed by the Board of Directors of CMI as the record date(s) for determining the Holders of Allowed Interests entitled to receive accrued and unpaid dividends payable in CMI Common Stock or Cash (or a combination thereof) on the Effective Date. The same record date may apply to each Class included in the Allowed Interests that are entitled to receive distributions under the Plan or different record dates may be used, as necessitated by applicable Maryland General Corporation Law, New York Stock Exchange rules (if applicable to a given Class) and CMI's constituent documents.
     6. The Debtors, the Reorganized Debtors and each other appropriate party are hereby authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the transactions, contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with or contemplated by the Plan, and to take such other steps and perform such other acts as may be necessary to implement and effectuate  the Plan,  and are further  authorized  and
directed to execute and deliver any instrument or other document and perform any other act that is necessary for the consummation of the Plan, including implementation of the transactions and actions to be taken on or after the Effective Date.
     7. The Effective Date of the Plan shall occur no later than March 15, 2001 or such later date as may be (i) agreed to by the Debtors, Merrill, GACC, the CMI Creditors' Committee, the CMM Creditors' Committee and the CMI Equity Committee and approved by this Court, or (ii) extended by further order of the Court upon notice and a hearing (each party reserving its right to support or oppose any such extension).
     8. As evidenced by the BSI Notice Affidavit and Publication Affidavits, the Debtors provided proper and sufficient notice of the Confirmation Hearing and the deadline for filing and serving objections to the Plan, and this Court hereby approves such notice.
     9. The Debtors shall continue to operate as debtors in possession, subject to the supervision of this Court, during the period from the Confirmation Date through and until the Effective Date, and the automatic stay imposed by 362(a) of the Bankruptcy Code shall remain in full force and effect during such period. All injunctions or stays imposed in these Reorganization Cases pursuant to 105 and 362 of the Bankruptcy Code or otherwise in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.
     10. This Confirmation Order shall constitute an order approving the assumptions of executory contracts and unexpired leases described in Article VII of the Plan, pursuant to 365 of the Bankruptcy Code, effective as of the Effective Date. The provisions with respect to the assumption or rejection of unexpired  leases and executory contracts set forth in Article VII of the Plan are hereby authorized and approved.
     11. The Plan and its provisions shall be binding upon and inure to the benefit of the Debtors, their respective Estates, the Reorganized Debtors, any holder of any Claim against or any interest in any of the Debtors or Reorganized Debtors, each of their respective predecessors, successors, assigns, agents, officers and directors and, to the fullest extent permitted under 1141(a) of the Bankruptcy Code and other applicable law, each other Person affected by the Plan and any other party in interest in these Chapter 11 cases, whether or not any Claim or Interest of any such holder or party in interest is impaired under the Plan and whether or not any such holder or party in interest has accepted the Plan.
     12. All parties to the Recapitalization Financing shall work in good faith to expeditiously complete the documents necessary to implement the transactions contemplated by the Plan.
     13. Except as otherwise provided in the Plan: (i) on the Effective Date, the Debtors and the Reorganized Debtors shall be deemed discharged and released to the fullest extent permitted by 1141 of the Bankruptcy Code from all Claims and Interests, including, but not limited to, demands, liabilities, Claims and Interests that arose before the Effective Date and all debts of the kind specified in 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not
(a) a proof of Claim or proof of Interest based on such Claim, debt or Interest is filed or deemed filed pursuant to 501 of the Bankruptcy Code, (b) a Claim or Interest based on such Claim, debt or Interest is allowed  pursuant to 502 of the Bankruptcy Code, or (c)
the holder of a Claim or Interest based on such Claim, debt or Interest is impaired under the Plan or has accepted the Plan; and (ii) all Persons shall be precluded from asserting against Reorganized CMI, Reorganized CMM and Reorganized Holdings, their respective successors, or their respective assets or properties any other or further Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. Except as otherwise provided herein or in the Plan, upon the Effective Date, this Confirmation Order shall act as a discharge of any and all Claims against and all debts and liabilities of the Debtors, as provided in 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment against the Debtors at any time obtained to the extent that it relates to a Claim discharged.
     14. Except as otherwise provided in the Plan, on and after the Effective Date, all Persons who have held, currently hold or may hold a debt, Claim or Interest discharged pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged debt, Claim or Interest: (i) commencing or continuing in any manner any action or other proceeding against the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, or their respective successors or their respective properties; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, or their respective successors or their respective properties; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, or their respective successors or their respective properties; and
(iv) commencing or continuing any action, in any manner, in any place that does not comply
with  or  is  inconsistent   with  the  provisions  of  the  Plan  or  this
Confirmation Order. Any Person, including but not limited to the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages, from the willful violator.
     15. Effective as of the Effective Date, none of the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, the members of the Committees, the Indenture Trustee, or any of their respective employees, officers, directors, agents, or representatives, or any professional persons employed by any of them (including, without limitation, their respective Designated Professionals), shall have any responsibility, or have or incur any liability, to any Person whatsoever (i) for any matter expressly approved or directed by this Confirmation Order or (ii) under any theory of liability (except for any claim based upon willful misconduct or gross negligence) for any act taken or omission made in good faith directly related to formulating, implementing, confirming, or consummating the Plan, the Disclosure Statement, or any contract, instrument, release or other agreement or document created in connection with or contemplated by the Plan; provided, that nothing in Section XI.B. of the Plan shall limit the liability of any Person for breach of any express obligation it has under the terms of the Plan, or any documents executed in connection therewith or pursuant thereto, or under any other agreement or document entered into by such Person in accordance with or pursuant to the terms of the Plan, except to the extent expressly provided herein or for any breach of a duty of care owed to any other Person occurring after the Effective Date.

     16. On the Effective Date, each of the Debtors shall release unconditionally, and hereby is deemed to release unconditionally (i) each of the Debtors'
then-current and former officers, directors, shareholders, employees, consultants, attorneys, accountants, financial advisors and other representatives (solely in their capacities as such) (collectively, the "Debtor Releasees") and (ii) the Committees and, solely in their capacity as members or representatives of the Committees, each member, consultant, attorney, accountant, financial advisor or other representative of the Committees (collectively, the "Committee Releasees") from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or after the Petition Date and up to and including the Effective Date in any way relating to the Reorganization Cases, the Plan or the Disclosure Statement.
     17. On the Effective Date, (i) each holder of a Claim or Interest who has voted in favor of the Plan shall be deemed to have unconditionally released the Debtor Releasees and the Committee Releasees from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever which any such holder may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or after the Petition Date and up to and including the Effective Date in any way relating to the Reorganization Cases, the Plan or the Disclosure Statement, excepting, however, from such release any obligation owing to a holder of an Allowed Claim or Allowed Interest provided for herein or in the Plan; and (ii) each holder of a Claim or Interest shall be deemed to have unconditionally released the Debtor Releasees and the Committee Releasees from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever which any such holder may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or after the Petition Date and up to and including the Effective Date (the "Released Rights"), for which Released Rights the holder is entitled to a claim or interest that receives or retains value as provided in the Plan.
     18. The obligations of the Debtors as of the Petition Date to indemnify their present and former directors or officers, respectively, against any obligations pursuant to the Debtors' articles of incorporation, by-laws, applicable state law or specific agreement or resolution, or any combination of the foregoing, shall be assumed by Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, and not be discharged. The Debtors shall fully indemnify, and Reorganized CMI, Reorganized CMM or Reorganized
Holdings, as the case may be, shall assume the Debtors' obligations to indemnify, any Person by reason of the fact that he or she is or was serving as a director, officer, employee, agent, professional, member, or other authorized representative (in each case, as applicable) of any of the Debtors (collectively, the "Indemnitees") against any claims, liabilities, actions, suits, damages, fines, judgments or expenses (including reasonable attorneys' fees and expenses), arising during the course of, or otherwise in connection with or in any way related to, the negotiation, preparation, formulation, solicitation, dissemination, implementation, confirmation and consummation of the Plan and the transactions contemplated thereby and the Disclosure Statement in support thereof, provided, however, that the foregoing indemnification shall not apply to any liabilities arising from the gross negligence or willful misconduct of any Indemnitee. In addition, Reorganized CMI shall fully indemnify the CMI Equity Committee and its professionals against any claims, liabilities, actions, suits, damages, fines, judgments or expenses (including reasonable attorneys' fees and expenses) as a result of or arising from the CMI Equity Committee being a co-proponent of the Plan and Disclosure Statement provided, however, that the foregoing indemnification shall not apply to any liabilities arising from gross negligence or willful misconduct of any such indemnitee. The reference herein to the term "Indemnitee" shall include the CMI Equity Committee and its professionals. If any claim, action or proceeding is brought or asserted against an Indemnitee in respect of which indemnity may be sought from Reorganized CMI, Reorganized CMM or Reorganized Holdings, the Indemnitee shall promptly notify Reorganized CMI, in writing and, in any such event, Reorganized CMI shall assume the defense thereof including the employment of counsel reasonably satisfactory to the Indemnitee, and the payment of all expenses of such Indemnitee. The Indemnitee shall have the right to employ separate counsel in any such claim, action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (a) Reorganized CMI has agreed to pay the fees and expenses of such counsel, or (b) Reorganized CMI shall have failed to assume promptly the defense of such claim, action or proceeding or to employ counsel reasonably satisfactory to the Indemnitee in any such claim action or proceeding, or (c) the named parties in any such claim, action or proceeding  (including any impleaded  parties)  include both the Indemnitee and Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, and the Indemnitee believes, in the exercise of its business judgment and in the opinion of its legal counsel, reasonably satisfactory to Reorganized CMI, that the joint representation of Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, and the Indemnitee will likely result in a conflict of interest (in which case, if the Indemnitee notifies Reorganized CMI in writing that it elects to employ separate counsel at the expense of Reorganized CMI, Reorganized CMI shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnitee). In addition, neither Reorganized CMI, nor Reorganized CMM nor Reorganized Holdings shall effect any settlement or release from liability in connection with any matter for which the Indemnitee would have the right to indemnification from Reorganized CMI, Reorganized CMM or Reorganized Holdings unless such settlement contains a full and unconditional release of the Indemnitee, or a release of the Indemnitee reasonably satisfactory in form and substance to the Indemnitee. Anything herein to the contrary notwithstanding, no Securities Claims shall be treated as part of Classes A9 or A10 under the Plan.
     19. Except as otherwise provided in the Plan or herein, or in any contract, instrument, release or other agreement entered into in connection with or pursuant to the Plan, Reorganized CMI, Reorganized CMM and Reorganized Holdings shall retain (and may enforce) any claims, rights and causes of action that the Debtors or the Estates may hold against any Person, including, but not limited to, any claims, rights or causes of action under 544 through 550 of the Bankruptcy Code or any similar provisions of state law, or any other statute or legal theory.

     20. On the Effective Date, all Committees shall be dissolved and the members of such Committees and their professionals shall be released and discharged from all further rights and duties arising from or related to the Reorganization Cases (except that such existence may continue for the sole purpose of resolving any issues relating to fee applications of professionals). The professionals retained by such Committees and the members thereof shall not be entitled to compensation or reimbursement of expenses incurred for services rendered after the Effective Date other than for services rendered in connection with or in opposition to any application for allowance of compensation and reimbursement of expenses pending as of, or timely filed after, the Effective Date.
     21. Except as provided below for (i) non-tax liabilities incurred in the ordinary course of business by the Debtors in Possession and (ii) Post-Petition Tax Claims, requests for payment of Administrative Claims must be filed and served on counsel for the Debtors and Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, no later than (x) sixty (60) days after the Effective Date, or (y) such later date, if any, as this Court shall order upon application made prior to the end of such 60-day period. Holders of Administrative Claims (including, without limitation, professionals requesting compensation or reimbursement of expenses and the holders of any Claims for federal, state or local taxes) that are required to file a request for payment of such Claims and that do not file such requests by the applicable bar date shall be forever barred from asserting such Claims against the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, or any of their respective properties.

     22. All professionals or other Persons requesting compensation or reimbursement of expenses pursuant to 327, 328, 330, 331, 503(b), 506(b) or 1103 of the Bankruptcy Code for services rendered on or before the Effective Date (including, without limitation, any compensation requested by any professional or any other Person for making a substantial contribution in the Reorganization Cases) shall file and serve on Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, and counsel for Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, an application for final allowance of compensation and reimbursement of expenses no later than sixty (60) days after the Effective Date. Objections to applications of professionals or other Persons for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors, counsel for the Reorganized Debtors and the requesting professional or other Person not later than ninety
(90) days after the Effective Date.
     23. Except as otherwise provided herein, holders of Administrative Claims based on liabilities incurred in the ordinary course of the Debtors' businesses (other than Claims of governmental units for taxes or Claims and/or penalties related to such taxes) shall not be required to file any request for payment of such Claims. Such Administrative Claims shall be assumed and paid by Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, pursuant to the terms and conditions of the particular transactions giving rise to such Administrative Claims, without any further action by the holders of such Claims. Any dispute with respect to ordinary course liabilities shall be submitted to the Bankruptcy Court for resolution unless resolved by agreement of the parties.

     24. All requests for payment of Post-Petition Tax Claims, for which no bar date has otherwise been previously established, must be filed on or before the later of (i) sixty (60) days following the Effective Date, and (ii) 120 days following the filing of the tax return for such taxes for such tax year or period with the applicable governmental unit. Any holder of any Post-Petition Tax Claim that is required to file a request for payment of such taxes and that does not file such a Claim by the applicable bar date shall be forever barred from asserting any such Post-Petition Tax Claim against the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, or any of their respective properties, whether any such Post-Petition Tax Claim is deemed to arise prior to, on or subsequent to the Effective Date.
     25. Effective as of the Effective Date, the Plan shall be binding upon and enforceable against all holders of Claims against and Interests in any of the Debtors or the Reorganized Debtors, and all parties in interest including Governmental Units, in accordance with its terms.
     26. Each and every federal, state and local governmental agency or department is hereby directed to accept any and all documents and instruments necessary, useful or appropriate to effectuate, implement and consummate the transactions contemplated by the Plan or this Order.
     27. Pursuant to 1146(c) of the Bankruptcy Code, the implementation and enforcement of any provision of the Plan transferring assets or property, including but not limited to sales of the commercial mortgage-backed securities and any other property in the CMBS Sale Portfolio, and the making, delivery or recording of any "instrument of transfer" in connection with or pursuant to the Plan, shall not be taxed under any law imposing a stamp tax, transfer tax or a similar tax. The appropriate state or local government officials or agents shall be, and hereby are directed to accept for filing and recordation of any such "instrument of transfer" or other documents without the payment of any such tax or governmental assessment.
     28. Each of the matters provided for under the Plan involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by or required of any Debtor or Reorganized Debtor (including, without limitation, approval of the issuance of the New Securities and any securities issuable upon conversion of the New Securities such as the Noteholder Preferred Stock) shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by stockholders or directors of any of the Debtors or Reorganized Debtors.
     29. The declaration of any accrued and unpaid dividends to be paid (or issued, if the accrued and unpaid dividends are paid in CMI Common Stock) by Reorganized CMI on the Effective Date, with respect to CMI's Series B Preferred Stock, Former Series C Preferred Stock, Old Series D Preferred Stock and Series E Preferred Stock, shall be made by CMI's board of directors. CMI's board of directors shall also determine (to the extent permitted under the Plan and the Plan Documents) whether such respective dividends, as and if declared, shall be paid in CMI Common Stock or Cash (or a combination thereof).
     30. Each Debtor shall, as a Reorganized Debtor, continue to exist as of the Effective Date as a separate corporate or limited partnership entity, as applicable, with all of the powers of a corporation or limited partnership under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable state law. Except as otherwise provided in or contemplated by the Plan, the Disclosure Statement, the Plan Documents and any other contracts, instruments, releases, or other agreements and documents of the Debtors approved by this Court, on the Effective Date, all property of the respective Estates of the Debtors shall vest in the applicable Reorganized Debtor, free and clear of all Claims, liens, charges, other encumbrances and Interests of holders of Claims and Interests. Except as otherwise provided in the Plan, the Disclosure Statement or this Confirmation Order, on and after the Effective Date, each Reorganized Debtor may operate its businesses and may use, acquire and dispose of property and compromise or settle any Claims or Interests without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. Without limiting the foregoing, each Reorganized Debtor may pay the charges that it incurs on or after the Effective Date for professionals' fees, disbursements, expenses or related support services without application to the Court.
     31. Pursuant to 1142(b) of the Bankruptcy Code, the Maryland General Corporation Law, the Debtors and the Reorganized Debtors, and each of them, shall be, and hereby is, authorized to effectuate the Plan, the actions and transactions contemplated by the Plan and this Confirmation Order, and to take any proceedings or actions provided for or contemplated by the Plan or this Confirmation Order, all without further action by its directors or stockholders, and with like effect as if such actions had been taken by unanimous action of the directors and stockholders of the Debtors or the Reorganized Debtors, as applicable.

     32. As of the time at which the conditions to the occurrence of the Effective Date set forth in the Plan are satisfied or duly waived, pursuant to the Maryland General Corporation Law and 1123(a) and 1142(b) of the Bankruptcy Code, CMI or Reorganized CMI shall be, and hereby is, authorized to make the filings referenced in paragraph 33 below, as contemplated by the Plan and the Disclosure Statement, and in accordance with applicable terms of the Plan, the Exhibits thereto, the Disclosure Statement, the Exhibits thereto, and this Confirmation Order.
     33. As of the Effective Date, Reorganized CMI shall be, and hereby is, authorized and directed to amend and restate its articles of incorporation and bylaws substantially in the form of Exhibits 6 and 7, respectively, which were admitted into evidence at the Confirmation Hearing, and deemed part of the Plan, and to prohibit the issuance of nonvoting equity securities to the extent set forth in such Exhibits and required by 1123(a) of the Bankruptcy Code; provided, however, that Reorganized CMI shall be further authorized to further amend Exhibit 6, as of the Effective Date, to provide for (a) amendments to Exhibit B to Exhibit 6 (the Series E Preferred Stock Articles) consistent with the terms and conditions set forth in Exhibit 3 to the Plan, (b) the addition of an Exhibit D to Exhibit 6, which Exhibit D shall consist of the Articles
Supplementary to Articles of Incorporation in respect of Series G Redeemable Cumulative Dividend Preferred Stock which were filed by CMI with the State Department of Assessments and Taxation of Maryland subsequent to the distribution of the Disclosure Statement and Plan in connection with the solicitation of acceptances of the Plan, (c) articles supplementary for the Noteholder Preferred Stock (if necessary under the circumstances provided for in
the  Plan),   and  (d)   amendments  to  Exhibit  6  to
effect certain other nonsubstantive changes relating to factual information as to authorized shares of preferred stock and directors as of the Effective Date.
     34. Without limiting the generality or effect of this Confirmation Order, pursuant to 1142(b) of the Bankruptcy Code and the Maryland General Corporation Law, CMI or Reorganized CMI, shall be, and hereby is, authorized to cause to be filed with the Secretary of State or other applicable state or local official, the Amended and Restated Articles of Incorporation, and take or cause to be taken all such other actions, including the making of appropriate filings or recordings, as may be required under appropriate provisions of applicable law or as any of the officers of CMI or Reorganized CMI may determine are necessary or appropriate, in connection with the Amended and Restated Articles of Incorporation. After the Effective Date, Reorganized CMI shall be, and hereby is, authorized to further amend or restate its Amended and Restated Articles of Incorporation or Amended and Restated Bylaws as permitted by appropriate provisions of Maryland General Corporation Law and such articles or bylaws, provided that any such amendment or restatement is not inconsistent with the terms of the Plan (for so long as any of the New Debt remains outstanding).
     35. Each officer of CMI or Reorganized CMI shall be, and hereby is, authorized to execute, deliver, file and have recorded the Amended and Restated Articles of Incorporation and to take such other actions on behalf of CMI or Reorganized CMI as such person may determine to be required under appropriate provisions of Maryland General Corporation Law in connection with the Amended and Restated Articles of Incorporation, and without limiting the generality or effect of the foregoing, the Secretary or any Assistant Secretary of CMI or Reorganized CMI shall be, and hereby is, authorized to certify or attest to any of the foregoing actions. The execution of any such document or the taking of any such action shall be, and hereby is, deemed conclusive evidence of the authority of such person so to act.
     36. The Amended and Restated Articles of Incorporation shall be, and hereby are, deemed effective immediately upon the filing thereof with the Secretary of State or other applicable state official, all as provided herein.
     37. The appointment of the nine persons identified in the Schedule of Directors and Officers of Reorganized CMI, introduced into evidence at the Confirmation Hearing as Exhibit 10, as the initial directors of Reorganized CMI who continue to be willing to serve as of the Effective Date as the initial directors of Reorganized CMI shall be, and hereby is, approved. In addition, the appointment of the officers of Reorganized CMI on the Effective Date as the initial officers of Reorganized CMI as of the Effective Date, shall be, and hereby is, approved.
     38. The appointment of the respective officers and directors of Reorganized CMM, on the Effective Date as the initial officers and directors of Reorganized CMM, identified in the Schedule of Directors and Officers of Reorganized CMM and introduced into evidence at the Confirmation Hearing as Exhibit 10, shall be, and hereby is, approved.
     39. All persons serving as officers or directors of any Reorganized Debtor shall serve in the capacities in which they are to serve as of the Effective Date until their successors are duly elected or appointed and qualified in accordance with the terms of the applicable articles of incorporation, bylaws and applicable law, or until the earlier of the death, resignation or removal of any such director or officer.

     40. Pursuant to 1142(b) of the Bankruptcy Code, 3-301 of the Maryland General Corporation Law and federal tax law, without further action by the Court or the stockholders or the board of directors of CMI or Reorganized CMI, and without limiting the power or authority of Reorganized CMI following the Effective Date to take any and all such actions as may be permitted or required by applicable nonbankruptcy law, Reorganized CMI shall be, and hereby is, deemed to have adopted the Second Amended and Restated Stock Option Plan, substantially in the form set forth in Exhibit 8, which was introduced into evidence at the Confirmation Hearing, hereby deemed an exhibit to and part of the Plan.
     41. Pursuant to 1142(b) of the Bankruptcy Code and 3-301 of the Maryland General Corporation Law, on the Effective Date, Reorganized CMI shall be, and hereby is, authorized and directed to execute, deliver and perform its obligations under all Plan Documents relating to the New Debt (including with respect to the Noteholder Preferred Stock), and to take all such other actions and execute, deliver, record and file all such other agreements, instruments and other documents as any of its officers may determine are necessary or appropriate in connection with the New Debt (collectively, the "New Debt Documents"), including the making of such filings as may be required under applicable state and federal law, such as filings as are required to qualify indentures under the Trust Indenture Act of 1939, all without further action by its directors or stockholders, and with like effect as if such actions had been taken by unanimous action of the directors and stockholders of Reorganized CMI. The New Debt Documents, as in effect on the Effective Date, shall be substantially consistent with the terms and provisions of the Plan, with such changes and modifications thereto as may be approved by the mutual agreement of the officer of CMI or Reorganized CMI executing the same on behalf of CMI or Reorganized CMI, Merrill, GACC, the CMI Unsecured Committee and the CMI Equity Committee. After the Effective Date, Reorganized CMI may, pursuant to the authorization thereof by the Reorganized CMI Board of Directors in accordance with the applicable provisions of the Maryland General Corporation Law, and, pursuant to this Confirmation Order and such authorization, take all such other actions, and file all such other agreements, instruments and other documents, as may be contemplated by the New Debt Documents.
     42.  Without  limiting  the  generality  of the  preceding  paragraph,  the officers of CMI are, and each of them hereby is, authorized to negotiate, approve, execute, deliver and perform (a) definitive New Debt Documents evidencing the New Debt financing to be provided by Merrill and GACC, and (b) definitive New Debt Documents, including indentures, notes and articles supplementary for the Noteholder Preferred Stock, evidencing the New Debt financing to be provided by certain of CMI's unsecured creditors, with the terms and conditions of such respective definitive documents to be substantially consistent with the terms and provisions of the Plan with such changes therein as the officer executing the same shall so approve, as long as such changes are approved by all parties that are entitled to approve them under the terms of the Plan.
     43. Pursuant to 1142(b) of the Bankruptcy Code, as a condition precedent to a holder of an Allowed Claim receiving New Debt pursuant to the Plan, (i) if such holder is a holder of a Claim in Class A3 or A5, such holder shall have executed and delivered to the Reorganized Debtors the applicable agreements governing the applicable

New Debt,  and (ii) if such  holder is a holder of any Claim in Class A9 or
A10, such holder shall be required to surrender any note or other evidence of such holder's Claim pursuant to a letter of transmittal furnished by Reorganized CMI (the "Letter of Transmittal"), as provided for under the Plan. The Letter of Transmittal shall include, among other provisions, customary provisions with respect to the authority of the Claim holder to act and the authenticity of any signatures required thereon.
     44. As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim evidenced by the instruments, securities or other documentation canceled pursuant to Section V.E. of the Plan, the holder of such Allowed Claim shall tender the applicable instruments, securities or other documentation evidencing such Allowed Claim to the applicable Disbursing Agent or shall otherwise comply with the provisions of the Plan.
     45. From and after the close of business on the Distribution Record Date, the transfer of any Old Senior Note or any interest therein, including the beneficial ownership thereof, shall be, and hereby is, permanently enjoined and prohibited. As of the close of business on the Distribution Record Date, the transfer register for the Old Senior Notes as maintained by CMI, the Indenture Trustee or its agents, shall be closed. The participants, the depositories, the disbursing agent, the Indenture Trustee and their respective agents, as appropriate, shall not be required to recognize the purported transfer of any Old Senior Notes.
     46. On the Effective Date, all securities, instruments and agreements governing, entered into in connection with or relating to the Old Senior Notes, including the indenture related thereto, in each case shall be deemed terminated, cancelled and extinguished, and except as otherwise provided in the Plan or this Confirmation Order, the Debtors, on the one hand, and the Indenture Trustee, on the other hand, shall be released from any and all obligations under the indenture except with respect to the payments required to be made to the
Indenture Trustee as provided in the Plan or with respect to such other rights of such Indenture Trustee that, pursuant to the terms of such indenture, survive the termination of such indenture. Without limiting the effect of the provisions of this Confirmation Order, termination of the indenture shall not impair the rights of the holders of Old Senior Notes to receive distributions on account of Old Senior Notes pursuant to the Plan, provided, that any Class A9/A10 Notes to be distributed pursuant to the Plan on account of any Allowed Claim represented by an Old Senior Note held in physical, registered, certificated form shall, pending such surrender, be treated as an undeliverable distribution pursuant to the Plan, and provided, further, that Old Senior Notes held in book-entry form through bank and broker nominee accounts shall be mandatorily exchanged for Class A9/A10 Notes as set forth in the Plan, and Old Senior Notes held in bearer form through a broker or bank participant in a clearing system shall be mandatorily exchanged for Class A9/A10 Notes through the facilities of such nominees and the securities depository holding such Old Senior Notes on behalf of the broker or bank as set forth in the Plan.
     47. As of the Effective Date, pursuant to 1142(b) of the Bankruptcy Code and 3-301 of the Maryland General Corporation Law, as applicable, the appropriate Reorganized Debtors shall be, and hereby are, authorized to execute, deliver and perform their respective obligations under all other agreements and documents contemplated by the Plan, and to take all such other actions and execute, deliver, record and file all such other agreements,  instruments and other documents as any of their respective officers may determine are necessary or appropriate in connection with such other agreements, all without further action by their respective directors or stockholders, and with like effect as if such actions had been taken by unanimous action of the directors and stockholders of the appropriate Reorganized Debtors. Such other agreements shall be substantially consistent with the terms and provisions of the Plan with such modifications thereto as may be approved by the officer of the Debtor or Reorganized Debtor executing the same on behalf of such Debtor or Reorganized Debtor, provided that such modifications shall have been approved by each party entitled to approve such other agreements under the terms of the Plan.
     48. The approvals and authorizations specifically set forth in this Confirmation Order are nonexclusive and are not intended to limit the authority of any Debtor or Reorganized Debtor to take any and all actions necessary or appropriate to implement, effectuate and consummate the Plan, this Confirmation Order and the respective transactions contemplated thereby and hereby. Without limiting the generality or effect of any other provision of this Confirmation Order, the appropriate Debtors and Reorganized Debtors shall be, and hereby are, specifically authorized and empowered to take any and all such actions as any of their respective officers may determine are necessary or appropriate to implement, effectuate and consummate the Plan and this Confirmation Order and the transactions respectively contemplated thereby and hereby, all in accordance with the terms of the Plan, the Disclosure Statement and this Confirmation Order. Each of the officers of each Debtor and Reorganized Debtor shall be, and hereby is, authorized to execute, deliver, file or record such contracts, instruments, releases, notes, indentures, mortgages, deeds, assignments, leases or other agreements or documents and take such other actions as such officer may determine are necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and this Confirmation Order and the transactions respectively contemplated thereby and hereby, all without further application to or order of this Court and whether or not such actions or documents are specifically referred to in the Plan, the Disclosure Statement, the Disclosure Statement Order, this Confirmation Order or the Exhibits to any of the foregoing, and the Secretary or any Assistant Secretary of each such Debtor or Reorganized Debtor shall be, and hereby is, authorized to certify or attest to any of the foregoing actions. To the extent that, under applicable nonbankruptcy law, any of the foregoing actions would otherwise require the consent or approval of the directors or stockholders of any Debtor or Reorganized Debtor, this Confirmation Order shall constitute such consent or approval, and such actions shall be, and hereby are, deemed to have been taken by unanimous action of the directors and stockholders of the appropriate Debtor or Reorganized Debtor.
     49. Until these cases are closed, to the maximum extent permitted by the Bankruptcy Code and other applicable law, this Court shall have jurisdiction of all matters arising out of, or related to, any of the Reorganization Cases or the Plan pursuant to, and for the purpose of, 105(a) and 1142 of the Bankruptcy Code, including, without limitation, jurisdiction to:
     a. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim, the resolution of any objections to the allowance or priority of Claims or Interests and the resolution of any dispute as to the treatment necessary to reinstate a Claim pursuant to the Plan;
     b. Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending before the Effective Date;
     c. Resolve any matters related to the assumption or rejection of any executory contract or unexpired lease to which any of the Debtors is a party or with respect to which any of the Debtors may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;
     d. Ensure that distributions to holders of Allowed Claims or Allowed Interests are accomplished pursuant to the provisions of the Plan;
     e. Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings that may be pending on the Effective Date;
     f. Enter such Orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with or pursuant to the Plan, the Disclosure Statement or this Confirmation Order, except as otherwise provided herein;
     g. Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or this Confirmation Order, including the release and injunction provisions set forth in and contemplated by the Plan and this Confirmation Order, or any entity's rights arising under or obligations incurred in connection with the Plan or this Confirmation Order;
     h. Enter such Orders as may be necessary or appropriate to correct any defect, cure any omission, or reconcile any inconsistency in the Plan or this Confirmation Order as may be necessary to carry out the purposes and intent of the Plan;
     i. Enter such Orders as may be necessary or appropriate to enforce, implement or interpret the terms and conditions of the Plan and resolve any objections filed with respect to any actions proposed to be taken in connection with or pursuant to the provisions of the Plan;
     j. Enter such Orders as may be necessary or appropriate to approve agreements, settlements or compromises in connection with matters pending on the Effective Date or arising thereafter in connection with implementation of provisions of the Plan;
     k. Determine all adversary proceedings and contested matters to recover or enforce rights with respect to property of any of the Debtors or their Estates or to obtain other relief relating to causes of actions or claims under the Bankruptcy Code or other applicable law including, but not limited to, any
actions brought under   541 through 553 of the Bankruptcy Code;
     l. Determine matters concerning state, local or federal taxes pursuant to 346, 505, 525, 1146 and any other tax-related provisions of the Bankruptcy
Code;
     m. Enter such Orders as may be necessary or appropriate to enforce and interpret the provisions of this Confirmation Order;

     n. Subject to any restrictions on modifications provided in the Plan or in any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, modify the Plan before or after the Effective Date pursuant to 1127 of the Bankruptcy Code or modify the Disclosure Statement, this Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with or pursuant to the Plan, the Disclosure Statement or this Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court Order, the Plan, the Disclosure Statement, this Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with or pursuant to the Plan, the Disclosure Statement or this Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;
     o. Issue injunctions, enter and implement other Orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or this Confirmation Order;
     p. Enter and implement such Orders as are necessary or appropriate if this Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;
     q. Except as otherwise provided in the Plan, or with respect to specific matters in this Confirmation Order or any other Order entered in connection with the Reorganization Cases, determine any other matters that may arise in connection with or relating to the Plan, the Disclosure Statement, this Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with or pursuant to the Plan, the Disclosure Statement or this Confirmation Order; and
     r. Enter an Order or Orders closing the Reorganization Cases.
     50. Pursuant to Bankruptcy Rules 2002(f)(7) and 2030(c), the Debtors or the Reorganized Debtors are hereby directed to serve a notice of entry of this Confirmation Order and the establishment of bar dates for certain Administrative Claims hereunder, substantially in the form of Exhibit 3 attached hereto and incorporated herein by reference (the "Confirmation Notice"), on all parties that received notice of the Confirmation Hearing, no later than 15 business days after the Confirmation Date; provided, however, that the Debtors or the Reorganized Debtors shall be obligated to serve the Confirmation Notice only on the record holders of Claims or Interests as of the Confirmation Date.
     51. The Debtors are hereby directed to publish the Confirmation Notice once in The Wall Street Journal (national edition), The Washington Post and The Baltimore Sun no later than 15 business days after the Confirmation Date, and in addition by posting it on the Debtors' website.
     52. Once the Effective Date occurs, the Reorganized Debtors are hereby directed to file notice thereof with this Court and serve a copy thereof on all persons on the Limited Mailing Matrix in these cases.
     53. Except as otherwise hereafter directed by this Court, notice and service of all subsequent pleadings and papers in these cases after the Effective Date shall be limited to (a) the Reorganized Debtors and their counsel, (b) the Office of the Assistant United States Trustee, (c) any party affected by the relief sought, (d) the indenture trustee for the Class A9/A10 Notes, and (e) any party requesting notice by delivering a copy of such request to Venable, Baetjer and Howard, LLP and Akin, Gump, Strauss, Hauer & Feld, LLP (at the addresses appearing at the end of this Order), counsel for the Reorganized Debtors.
     54. The failure to reference or discuss any particular provisions of the Plan in this Confirmation Order shall have no effect on the validity, binding effect and enforceability of such provisions, all of which provisions are hereby approved and fully effective from and after the Effective Date of the Plan.
     55. As used herein, the use of the plural of any word shall include the singular; the use of the singular of any word shall include the plural; and the use of any gender shall include all genders. SO ORDERED.

Dated:  November 22, 2000.                     _________/s/________________
                                               DUNCAN W. KEIR
                                               United States Bankruptcy Judge

cc:      Richard L. Wasserman, Esquire
         Venable, Baetjer and Howard, LLP
         1800 Mercantile Bank & Trust Building
         Two Hopkins Plaza
         Baltimore, Maryland 21201

         Stanley J. Samorajczyk, Esquire
         Akin, Gump, Strauss, Hauer & Feld, L.L.P.
         1333 New Hampshire Avenue, N.W., Suite 400
         Washington, D.C. 20036

         Morton A. Faller, Esquire
         Shulman, Rogers, Gandal, Pordy & Ecker, P.A.
         11921 Rockville Pike, 3rd Floor
         Rockville, Maryland 20852-2743

         Clifford J. White III, Esquire
         Office of U.S. Trustee
         6305 Ivy Lane
         Greenbelt, MD 20770

         Daniel M. Lewis, Esquire
         Arnold & Porter
         555 Twelfth Street, N.W.
         Washington, D.C. 20004-1206

         Michael St. Patrick Baxter, Esquire
         Covington & Burling
         1201 Pennsylvania Avenue, N.W.
         Washington, D.C. 20044-7566

         Paul M. Nussbaum, Esquire
         Whiteford, Taylor & Preston, LLP
         Seven Saint Paul Street, Suite 1400
         Baltimore, MD 21202-1626



1 Unless otherwise specified, capitalized terms and phrases used herein have the meanings assigned to them in the Plan. In addition, any term used in the Plan or this Confirmation Order (as defined herein) that is not defined in the Plan or this Confirmation Order, but that is used in the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, shall have the meaning assigned to that term in the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules. The definitions set forth in Article II of the Plan shall apply to this Confirmation Order. If there is any direct inconsistency between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall control.

2      Beneficial  owners of Notes and Equity  Interests were directed to return their ballots to the Master Ballot Agents from whom they received their ballots no later than 2:00 p.m. Eastern Time on October 20, 2000.

3 To the extent any finding of fact contained herein shall later be determined to be a conclusion of law, it shall be so deemed, and to the extent any conclusion of law contained herein shall later be determined to be a finding of fact, it shall be so deemed.

EXHIBIT 99.2


        Susan B. Railey
        For shareholders and securities brokers
        (301) 468-3120
        James T. Pastore
        For news media
        (202) 546-6451                     FOR IMMEDIATE RELEASE

               Judge Approves CRIIMI MAE Plan to Pay off Creditors
                           and Emerge from Bankruptcy

     ROCKVILLE, MD, November 27, 2000 - (NYSE:CMM) - Judge Duncan W. Keir of the United States Bankruptcy Court for the District of Maryland, Greenbelt Division, has signed an order confirming the plan of reorganization under which CRIIMI MAE Inc. and two affiliated companies will emerge from bankruptcy.

     The order provides for an effective date for the reorganization of no later than March 15, 2001, unless the parties and the court agree to extend the date or the court itself extends the date. Despite the March 15, 2001 date, the parties are working to complete all operative documents as soon as possible.

     The company's emergence from bankruptcy is subject to the completion and execution of documents for the recapitalization financing to be provided by the company's unsecured creditors and two major secured creditors, Merrill Lynch Mortgage Capital Inc. (Merrill Lynch) and German American Capital Corporation
(GACC).

     The confirmed reorganization plan provides for the payment of all allowed claims of secured and unsecured creditors in full. The plan calls for paying the creditors through recapitalization financing of approximately $847 million, consisting of approximately $267 million of secured financing from Merrill Lynch and GACC, approximately $161 million of secured financing from certain existing unsecured creditors and approximately $419 million of proceeds from already completed sales of commercial mortgage-backed securities.

     More   information   on  CRIIMI  MAE  is   available  on  its  web  site  -
www.criimimaeinc.com - or for investors, call Susan Railey, 301-468-3120, or for news media, call Jim Pastore, 202-546-6451.

     Note: Except for historical information, forward-looking statements contained in this release involve a variety of risks and uncertainties. These risks and uncertainties include the continued uncertainty of the capital markets; the ability of the Company to obtain recapitalization financing as contemplated by the Company's plan of reorganization; the ability of relevant parties to finalize and execute constituent and operative documents called for by the Company's plan of reorganization, including with respect to the recapitalization financing; the trends in the CMBS market; competitive pressures; the effect of future losses on the Company's need for liquidity; the effectiveness and consummation of the Company's plan of reorganization; the effects of the bankruptcy proceeding on the Company's ongoing business; the actions of CRIIMI MAE's creditors and equity security holders; the possibility that the Company's trader election may be challenged on the grounds that the Company is not in fact a trader in securities or that it is only a trader with respect to certain securities and that the Company will, therefore, not be able to mark-to-market its securities, or that it will be limited in its ability to recognize certain losses, resulting in an increase in shareholder distribution requirements with the possibility that the Company may not be able to make such distributions or maintain REIT status; the likelihood that mark-to-market losses will increase and decrease due to changes in the fair market value of the Company's trading assets; the possibility that the Series G Dividend Preferred Stock will not eliminate any or all of the Company's 1999 tax liability or satisfy its REIT distribution requirements; and the outcome of litigation to which the Company is a party, as well as the risks and uncertainties that are set forth in the Company's disclosure statement, and from time to time in the Company's SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 1999 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

                                    ###